Exhibit 99.2

CITIGROUP -- QUARTERLY FINANCIAL DATA SUPPLEMENT	2Q21

Page
Citigroup
Financial Summary	1
Consolidated Statement of Income	2
Consolidated Balance Sheet	3
Segment Detail
Net Revenues	4
Income, Regional Average Assets and ROA	5

Global Consumer Banking (GCB)	6
Retail Banking and Cards Key Indicators	7
North America	8 - 10
Latin America(1)	11 - 12
Asia(2)	13 - 14
Institutional Clients Group (ICG)	15
Revenues by Business	16
Corporate / Other	17

Citigroup Supplemental Detail
Average Balances and Interest Rates	18
Deposits	19
EOP Loans	20
Consumer Loan Delinquencies and Ratios
90+ Days	21
30-89 Days	22
Allowance for Credit Losses on Loans and Unfunded Lending Commitments	23 - 24
Components of Provision for Credit Losses on Loans	25
Non-Accrual Assets	26
CET1 Capital and Supplementary Leverage Ratios, Tangible Common Equity,	27
Book Value Per Share and Tangible Book Value Per Share

(1)	Latin America GCB consists of Citi's consumer banking operations in Mexico.
(2)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.

CITIGROUP FINANCIAL SUMMARY

(In millions of dollars, except per share amounts and as otherwise noted)

						2Q21 Increase/		YTD	YTD	YTD 2021 vs.
	2Q	3Q	4Q	1Q	2Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020(1)	2020(1)	2020	2021	2021	1Q21	2Q20	2020	2021	(Decrease)

Total revenues, net of interest expense	$19,766	$17,302	$16,499	$19,327	$17,474	(10%)	(12%)	$40,497	$36,801	(9%)
Total operating expenses	10,460	10,964	11,104	11,073	11,192	1%	7%	21,103	22,265	6%
Net credit losses (NCLs)	2,161	1,919	1,472	1,748	1,320	(24%)	(39%)	4,220	3,068	(27%)
Credit reserve build / (release) for loans	5,829	12	(1,848)	(3,227)	(2,446)	24%	NM	10,147	(5,673)	NM
Provision / (release) for unfunded lending commitments	113	424	352	(626)	44	NM	(61%)	670	(582)	NM
Provisions for benefits and claims, HTM debt securities and other assets	94	29	(22)	50	16	(68%)	(83%)	120	66	(45%)
Provisions for credit losses and for benefits and claims	8,197	2,384	(46)	(2,055)	(1,066)	48%	NM	15,157	(3,121)	NM
Income from continuing operations before income taxes	1,109	3,954	5,441	10,309	7,348	(29%)	NM	4,237	17,657	NM
Income taxes(2)	52	777	1,116	2,332	1,155	(50%)	NM	632	3,487	NM
Income from continuing operations	1,057	3,177	4,325	7,977	6,193	(22%)	NM	3,605	14,170	NM
Income (loss) from discontinued operations, net of taxes	(1)	(7)	6	(2)	10	NM	NM	(19)	8	NM
Net income before noncontrolling interests	1,056	3,170	4,331	7,975	6,203	(22%)	NM	3,586	14,178	NM
Net income (loss) attributable to noncontrolling interests	-	24	22	33	10	(70%)	NM	(6)	43	NM
Citigroup's net income	$1,056	$3,146	$4,309	$7,942	$6,193	(22%)	NM	$3,592	$14,135	NM

Diluted earnings per share(3):
Income from continuing operations	$0.38	$1.36	$1.92	$3.62	$2.84	(22%)	NM	$1.44	$6.47	NM
Citigroup's net income	$0.38	$1.36	$1.92	$3.62	$2.85	(21%)	NM	$1.43	$6.47	NM
Shares (in millions)(3):
Average basic	2,081.7	2,081.8	2,081.9	2,082.0	2,056.5	(1%)	(1%)	2,089.8	2,069.3	(1%)
Average diluted	2,084.3	2,094.3	2,095.7	2,096.6	2,073.0	(1%)	(1%)	2,103.0	2,084.8	(1%)
Common shares outstanding, at period end	2,081.9	2,082.0	2,082.1	2,067.0	2,026.8	(2%)	(3%)

Preferred dividends	$253	$284	$267	$292	$253	(13%)	-	$544	$545	-

Income allocated to unrestricted common shareholders - basic
Income from continuing operations	$793	$2,851	$4,014	$7,586	$5,889	(22%)	NM	$3,021	$13,475	NM
Citigroup's net income	$792	$2,844	$4,020	$7,584	$5,899	(22%)	NM	$3,002	$13,483	NM

Income allocated to unrestricted common shareholders - diluted(3)
Income from continuing operations	$793	$2,858	$4,021	$7,593	$5,897	(22%)	NM	$3,036	$13,490	NM
Citigroup's net income	$792	$2,851	$4,027	$7,591	$5,907	(22%)	NM	$3,017	$13,498	NM

Regulatory capital ratios and performance metrics(4):
Common Equity Tier 1 (CET1) Capital ratio(5)(6)	11.50%	11.66%	11.73%	11.78%	11.9%
Tier 1 Capital ratio(5)(6)	12.98%	13.15%	13.31%	13.49%	13.4%
Total Capital ratio(5)(6)	15.45%	15.54%	15.61%	15.64%	15.7%
Supplementary Leverage ratio (SLR)(6)(7)	6.64%	6.82%	7.00%	6.96%	5.9%
Return on average assets	0.19%	0.55%	0.75%	1.39%	1.06%			0.33%	1.22%
Return on average common equity	1.8%	6.5%	9.1%	17.2%	13.0%			3.5%	15.1%
Efficiency ratio (total operating expenses/total revenues, net)	52.9%	63.4%	67.3%	57.3%	64.0%			52.1%	60.5%

Balance sheet data (in billions of dollars, except per share amounts)(4):
Total assets	$2,232.8	$2,234.5	$2,260.1	$2,314.3	$2,327.9	1%	4%
Total average assets	2,266.9	2,259.5	2,299.3	2,316.8	2,341.8	1%	3%	$2,173.5	$2,329.3	7%
Total deposits	1,233.7	1,262.6	1,280.7	1,301.0	1,310.3	1%	6%
Citigroup's stockholders' equity	191.7	193.9	199.4	202.5	202.2	-	5%
Book value per share	83.45	84.48	86.43	88.18	90.86	3%	9%
Tangible book value per share(8)	71.20	71.95	73.67	75.50	77.87	3%	9%

Direct staff (in thousands)	204	209	210	211	214	1%	5%

(1)

In 4Q20, Citi revised the 2Q20 accounting conclusion from a "change in accounting estimate effected by a change in accounting principle" to a "change in accounting principle", which requires an adjustment to January 1, 2020 opening retained earnings, rather than net income. As a result, Citi`s full year and quarterly results for 2020 have been revised to reflect this change as if it were effective as of January 1, 2020. Citi recorded an increase to its beginning retained earnings on January 1, 2020 of $330 million and a decrease of $443 million in its allowance for credit losses on loans, as well as a $113 million decrease in Other assets related to income taxes, and recorded a decrease of $18 million ($7 million in GCB NA Citi-branded cards, ($16) million in GCB NA Citi retail services, $9 million in GCB Latin America, and ($18) million in GCB Asia ) to its provisions for credit losses on loans in 1Q20 and increase of $339 million ($182 million in GCB NA Citi-branded cards, $158 million in GCB NA Citi retail services, $7 million in GCB Latin America, and $(8) million in GCB Asia), and $122 million ($3 million in GCB NA Citi-branded cards, $50 million in GCB Latin America, and $69 million in GCB Asia) to its provisions for credit losses on loans in 2Q20 and 3Q20, respectively. In addition, Citi`s operating expenses increased by $49 million ($14 million in GCB NA Citi-branded cards, $22 million in GCB NA Citi retail services, $6 million in GCB Latin America, and $7 million in GCB Asia), and $45 million, ($15 million in GCB NA Citi-branded cards, $21 million in GCB NA Citi retail services, $4 million in GCB Latin America, and $5 million in GCB Asia) with a corresponding decrease in net credit losses, in 1Q20 and 2Q20, respectively.

(2) 2Q21 includes an approximate $450 million benefit from a reduction in Citi’s valuation allowance related to its Deferred Tax Assets (DTAs).

(3)

Certain securities are excluded from the second quarter of 2020 diluted EPS calculation because they were anti-dilutive. Year-to-date EPS will not equal the sum of the individual quarters because the year-to-date EPS calculation is a separate calculation.

(4) 2Q21 is preliminary.

(5)

Citi's reportable CET1 Capital and Tier 1 Capital ratios were derived under the U.S. Basel III Standardized Approach framework as of June 30, 2021 and the U.S. Basel III Advanced Approaches framework for all prior periods presented, whereas Citi's reportable Total Capital ratios were derived under the U.S. Basel III Advanced Approaches framework for all periods presented. The reportable ratios represent the lower of each of the three risk-based capital ratios (CET1 Capital, Tier 1 Capital and Total Capital) under both the Standardized Approach and the Advanced Approaches under the Collins Amendment. For the composition of Citi's CET1 Capital and ratio, see page 27.

(6)

Citi has elected to apply the modified transition provision related to the impact of the CECL accounting standard on regulatory capital, as provided by the U.S. banking agencies’ September 2020 final rule. For additional information, see "Capital Resources" in Citi's 2020 Form 10-K.

(7) For the composition of Citi's SLR, see page 27.
(8) Tangible book value per share is a non-GAAP financial measure. For a reconciliation of this measure to reported results, see page 27.

Note: Ratios and variance percentages are calculated based on the displayed amounts. Due to averaging and roundings, quarterly earnings per share may not sum to the YTD totals.
NM Not meaningful.
Reclassified to conform to the current period's presentation.

CITIGROUP CONSOLIDATED STATEMENT OF INCOME

(In millions of dollars)

						2Q21 Increase/		YTD	YTD	YTD 2021 vs.
	2Q	3Q	4Q	1Q	2Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020(1)	2020(1)	2020	2021	2021	1Q21	2Q20	2020	2021	(Decrease)
Revenues
Interest revenue	$14,589	$13,314	$13,047	$12,534	$12,463	(1%)	(15%)	$31,728	$24,997	(21%)
Interest expense	3,509	2,821	2,564	2,368	2,264	(4%)	(35%)	9,156	4,632	(49%)
Net interest revenue	11,080	10,493	10,483	10,166	10,199	-	(8%)	22,572	20,365	(10%)

Commissions and fees	2,933	2,753	2,678	3,670	3,374	(8%)	15%	5,954	7,044	18%
Principal transactions	4,157	2,508	1,959	3,913	2,304	(41%)	(45%)	9,418	6,217	(34%)
Administrative and other fiduciary fees	819	892	907	961	1,022	6%	25%	1,673	1,983	19%
Realized gains (losses) on investments	748	304	272	401	137	(66%)	(82%)	1,180	538	(54%)
Impairment losses on investments and other assets	(69)	(30)	(11)	(69)	(13)	81%	81%	(124)	(82)	34%
Provision for credit losses on AFS debt securities(2)	(8)	4	1	-	-	-	100%	(8)	-	100%
Other revenue (loss)	106	378	210	285	451	58%	NM	(168)	736	NM
Total non-interest revenues	8,686	6,809	6,016	9,161	7,275	(21%)	(16%)	17,925	16,436	(8%)
Total revenues, net of interest expense	19,766	17,302	16,499	19,327	17,474	(10%)	(12%)	40,497	36,801	(9%)

Provisions for credit losses and for benefits and claims
Net credit losses	2,161	1,919	1,472	1,748	1,320	(24%)	(39%)	4,220	3,068	(27%)
Credit reserve build / (release) for loans	5,829	12	(1,848)	(3,227)	(2,446)	24%	NM	10,147	(5,673)	NM
Provision for credit losses on loans	7,990	1,931	(376)	(1,479)	(1,126)	24%	NM	14,367	(2,605)	NM
Provision for credit losses on held-to-maturity (HTM) debt securities	31	(16)	(14)	(11)	4	NM	(87%)	37	(7)	NM
Provision for credit losses on other assets	48	(13)	(24)	9	(3)	NM	NM	44	6	(86%)
Policyholder benefits and claims	15	58	16	52	15	(71%)	-	39	67	72%
Provision for credit losses on unfunded lending commitments	113	424	352	(626)	44	NM	(61%)	670	(582)	NM
Total provisions for credit losses and for benefits and claims	8,197	2,384	(46)	(2,055)	(1,066)	48%	NM	15,157	(3,121)	NM

Operating expenses
Compensation and benefits	5,624	5,595	5,341	6,001	5,982	-	6%	11,278	11,983	6%
Premises and equipment	562	575	631	576	558	(3%)	(1%)	1,127	1,134	1%
Technology / communication	1,741	1,891	2,028	1,852	1,895	2%	9%	3,464	3,747	8%
Advertising and marketing	299	238	352	270	340	26%	14%	627	610	(3%)
Other operating	2,234	2,665	2,752	2,374	2,417	2%	8%	4,607	4,791	4%
Total operating expenses	10,460	10,964	11,104	11,073	11,192	1%	7%	21,103	22,265	6%

Income from continuing operations before income taxes	1,109	3,954	5,441	10,309	7,348	(29%)	NM	4,237	17,657	NM
Provision for income taxes	52	777	1,116	2,332	1,155	(50%)	NM	632	3,487	NM

Income (loss) from continuing operations	1,057	3,177	4,325	7,977	6,193	(22%)	NM	3,605	14,170	NM
Discontinued operations
Income (loss) from discontinued operations	(1)	(7)	6	(2)	10	NM	NM	(19)	8	NM
Provision (benefit) for income taxes	-	-	-	-	-	-	-	-	-	-
Income (loss) from discontinued operations, net of taxes	(1)	(7)	6	(2)	10	NM	NM	(19)	8	NM

Net income before noncontrolling interests	1,056	3,170	4,331	7,975	6,203	(22%)	NM	3,586	14,178	NM

Net income (loss) attributable to noncontrolling interests	-	24	22	33	10	(70%)	NM	(6)	43	NM
Citigroup's net income	$1,056	$3,146	$4,309	$7,942	$6,193	(22%)	NM	$3,592	$14,135	NM

(1)	See footnote 1 on page 1.
(2)	In accordance with ASC 326.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

CITIGROUP CONSOLIDATED BALANCE SHEET

(In millions of dollars)

						2Q21 Increase/
	June 30,	September 30,	December 31,	March 31,	June 30,	(Decrease) from
	2020(1)	2020(1)	2020	2021	2021(2)	1Q21	2Q20
Assets
Cash and due from banks (including segregated cash and other deposits)	$22,889	$25,308	$26,349	$26,204	$27,117	3%	18%
Deposits with banks, net of allowance	286,884	298,387	283,266	298,478	272,121	(9%)	(5%)
Securities borrowed and purchased under agreements to resell, net of allowance	282,917	289,358	294,712	315,072	309,047	(2%)	9%
Brokerage receivables, net of allowance	51,633	51,610	44,806	60,465	61,138	1%	18%
Trading account assets	362,311	348,209	375,079	360,659	370,950	3%	2%
Investments
Available-for-sale debt securities, net of allowance	342,256	343,690	335,084	304,036	302,977	-	(11%)
Held-to-maturity debt securities, net of allowance	83,332	96,065	104,943	161,742	176,742	9%	NM
Equity securities	7,665	7,769	7,332	7,181	7,344	2%	(4%)
Total investments	433,253	447,524	447,359	472,959	487,063	3%	12%
Loans, net of unearned income
Consumer	281,113	280,025	288,839	274,034	275,895	1%	(2%)
Corporate	404,179	386,886	387,044	391,954	400,939	2%	(1%)
Loans, net of unearned income	685,292	666,911	675,883	665,988	676,834	2%	(1%)
Allowance for credit losses on loans (ACLL)	(26,298)	(26,426)	(24,956)	(21,638)	(19,238)	11%	27%
Total loans, net	658,994	640,485	650,927	644,350	657,596	2%	-
Goodwill	21,399	21,624	22,162	21,905	22,060	1%	3%
Intangible assets (including MSRs)	4,451	4,804	4,747	4,741	4,687	(1%)	5%
Other assets, net of allowance	108,068	107,150	110,683	109,433	116,089	6%	7%
Total assets	$2,232,799	$2,234,459	$2,260,090	$2,314,266	$2,327,868	1%	4%

Liabilities
Non-interest-bearing deposits in U.S. offices	$115,386	$121,183	$126,942	$138,192	$149,373	8%	29%
Interest-bearing deposits in U.S. offices	490,823	497,487	503,213	497,335	485,589	(2%)	(1%)
Total U.S. deposits	606,209	618,670	630,155	635,527	634,962	-	5%
Non-interest-bearing deposits in offices outside the U.S.	87,479	94,208	100,543	101,662	101,723	-	16%
Interest-bearing deposits in offices outside the U.S.	539,972	549,745	549,973	563,786	573,596	2%	6%
Total international deposits	627,451	643,953	650,516	665,448	675,319	1%	8%

Total deposits	1,233,660	1,262,623	1,280,671	1,300,975	1,310,281	1%	6%
Securities loaned and sold under agreements to resell	215,722	207,227	199,525	219,168	221,634	1%	3%
Brokerage payables	60,567	54,328	50,484	60,907	59,416	(2%)	(2%)
Trading account liabilities	149,264	146,990	168,027	179,117	174,706	(2%)	17%
Short-term borrowings	40,156	37,439	29,514	32,087	31,462	(2%)	(22%)
Long-term debt	279,775	273,254	271,686	256,335	264,758	3%	(5%)
Other liabilities(3)	61,269	58,003	59,983	62,404	62,701	-	2%
Total liabilities	$2,040,413	$2,039,864	$2,059,890	$2,110,993	$2,124,958	1%	4%

Equity
Stockholders' equity
Preferred stock	$17,980	$17,980	$19,480	$20,280	$17,995	(11%)	-
Common stock	31	31	31	31	31	-	-
Additional paid-in capital	107,668	107,764	107,846	107,694	107,820	-	-
Retained earnings	163,515	165,303	168,272	174,816	179,686	3%	10%
Treasury stock, at cost	(64,143)	(64,137)	(64,129)	(65,261)	(68,253)	(5%)	(6%)
Accumulated other comprehensive income (loss) (AOCI)	(33,345)	(33,065)	(32,058)	(35,011)	(35,120)	-	(5%)
Total common equity	$173,726	$175,896	$179,962	$182,269	$184,164	1%	6%

Total Citigroup stockholders' equity	$191,706	$193,876	$199,442	$202,549	$202,159	-	5%
Noncontrolling interests	680	719	758	724	751	4%	10%
Total equity	192,386	194,595	200,200	203,273	202,910	-	5%
Total liabilities and equity	$2,232,799	$2,234,459	$2,260,090	$2,314,266	$2,327,868	1%	4%

(1)See footnote 1 on page 1.

(2)Preliminary.

(3)Includes allowance for credit losses for unfunded lending commitments. See page 23 for amounts by period.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

SEGMENT DETAIL

NET REVENUES

(In millions of dollars)

						2Q21 Increase/		YTD	YTD	YTD 2021 vs.
	2Q	3Q	4Q	1Q	2Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020	2020	2020	2021	2021	1Q21	2Q20	2020	2021	(Decrease)

Global Consumer Banking
North America	$4,742	$4,527	$4,655	$4,428	$4,201	(5%)	(11%)	$9,966	$8,629	(13%)
Latin America	1,050	1,027	1,096	1,008	1,053	4%	-	2,249	2,061	(8%)
Asia(1)	1,547	1,619	1,554	1,601	1,566	(2%)	1%	3,298	3,167	(4%)
Total	7,339	7,173	7,305	7,037	6,820	(3%)	(7%)	15,513	13,857	(11%)

Institutional Clients Group
North America	4,987	3,920	3,331	4,898	3,718	(24%)	(25%)	9,934	8,616	(13%)
EMEA	3,392	3,085	2,867	3,713	3,253	(12%)	(4%)	6,862	6,966	2%
Latin America	1,207	1,141	1,072	1,136	1,174	3%	(3%)	2,625	2,310	(12%)
Asia	2,551	2,207	2,009	2,473	2,242	(9%)	(12%)	5,200	4,715	(9%)
Total	12,137	10,353	9,279	12,220	10,387	(15%)	(14%)	24,621	22,607	(8%)

Corporate / Other	290	(224)	(85)	70	267	NM	(8%)	363	337	(7%)

Total Citigroup - net revenues	$19,766	$17,302	$16,499	$19,327	$17,474	(10%)	(12%)	$40,497	$36,801	(9%)

(1)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

SEGMENT DETAIL

INCOME

(In millions of dollars)

						2Q21 Increase/		YTD	YTD	YTD 2021 vs.
	2Q	3Q	4Q	1Q	2Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020(1)	2020(1)	2020	2021	2021	1Q21	2Q20	2020	2021	(Decrease)

Income (loss) from continuing operations(2)

Global Consumer Banking
North America	$(734)	$661	$968	$1,857	$1,309	(30%)	NM	$(1,675)	$3,166	NM
Latin America	2	108	166	52	352	NM	NM	(33)	404	NM
Asia(3)	27	151	98	262	171	(35%)	NM	219	433	98%
Total	(705)	920	1,232	2,171	1,832	(16%)	NM	(1,489)	4,003	NM

Institutional Clients Group
North America	623	1,023	801	2,779	1,253	(55%)	NM	1,486	4,032	NM
EMEA	483	880	891	1,466	1,156	(21%)	NM	1,509	2,622	74%
Latin America	(198)	102	963	645	597	(7%)	NM	325	1,242	NM
Asia	914	852	645	1,048	823	(21%)	(10%)	2,076	1,871	(10%)
Total	1,822	2,857	3,300	5,938	3,829	(36%)	NM	5,396	9,767	81%

Corporate / Other	(60)	(600)	(207)	(132)	532	NM	NM	(302)	400	NM

Income from continuing operations	$1,057	$3,177	$4,325	$7,977	$6,193	(22%)	NM	$3,605	$14,170	NM

Discontinued operations	(1)	(7)	6	(2)	10	NM	NM	(19)	8	NM

Net income attributable to noncontrolling interests	-	24	22	33	10	(70%)	NM	(6)	43	NM

Total Citigroup - net income	$1,056	$3,146	$4,309	$7,942	$6,193	(22%)	NM	$3,592	$14,135	NM

Average assets (in billions)
North America	$1,256	$1,245	$1,262	$1,261	$1,265	-	1%	$1,184	$1,262	7%
EMEA(3)	412	412	419	434	453	4%	10%	395	444	12%
Latin America	128	129	129	124	125	1%	(2%)	129	125	(3%)
Asia(3)	378	380	393	407	400	(2%)	6%	372	404	9%
Corporate / Other	93	94	96	91	99	9%	6%	94	95	1%
Total	$2,267	$2,260	$2,299	$2,317	$2,342	1%	3%	$2,174	$2,330	7%

Return on average assets (ROA) on net income (loss)
North America	(0.04)%	0.54%	0.56%	1.49%	0.81%			(0.03)%	1.15%
EMEA(3)	0.47%	0.83%	0.83%	1.33%	1.02%			0.76%	1.17%
Latin America	(0.62)%	0.64%	3.48%	2.28%	3.05%			0.46%	2.66%
Asia(3)	1.00%	1.05%	0.75%	1.31%	1.00%			1.24%	1.15%
Corporate / Other	(0.25)%	(2.57)%	(0.84)%	(0.59)%	2.20%			(0.67)%	0.87%
Total	0.19%	0.55%	0.75%	1.39%	1.06%			0.33%	1.22%

(1)	See footnote1 on page 1.
(2)

During the first quarter of 2021, Citi changed its cost allocations for certain recurring expenses related to investments in infrastructure, and risk and and controls, attributing them from Corporate/Other to GCB and ICG. This reclassification between businesses had no impact on Citi's EBIT or Net income for any period. Prior-period amounts have been reclassified to conform to the current period's presentation.

(3)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING(1)

(In millions of dollars, except as otherwise noted)

						2Q21 Increase/		YTD	YTD	YTD 2021 vs.
	2Q	3Q	4Q	1Q	2Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020(2)	2020(2)	2020	2021	2021	1Q21	2Q20	2020	2021	(Decrease)

Net interest revenue	$6,534	$6,251	$6,343	$5,953	$5,847	(2%)	(11%)	$13,606	$11,800	(13%)
Non-interest revenue	805	922	962	1,084	973	(10%)	21%	1,907	2,057	8%
Total revenues, net of interest expense	7,339	7,173	7,305	7,037	6,820	(3%)	(7%)	15,513	13,857	(11%)
Total operating expenses	4,122	4,287	4,599	4,400	4,550	3%	10%	8,597	8,950	4%
Net credit losses on loans	1,842	1,598	1,272	1,580	1,253	(21%)	(32%)	3,776	2,833	(25%)
Credit reserve build / (release) for loans	2,299	34	(193)	(1,806)	(1,398)	23%	NM	5,110	(3,204)	NM
Provision for credit losses on unfunded lending commitments	-	5	(4)	-	1	100%	100%	(1)	1	NM
Provisions for benefits and claims, HTM debt securities and other assets	38	45	2	35	9	(74%)	(76%)	58	44	(24%)
Provisions for credit losses and for benefits and claims (PBC)	4,179	1,682	1,077	(191)	(135)	29%	NM	8,943	(326)	NM
Income (loss) from continuing operations before taxes	(962)	1,204	1,629	2,828	2,405	(15%)	NM	(2,027)	5,233	NM
Income taxes (benefits)	(257)	284	397	657	573	(13%)	NM	(538)	1,230	NM
Income (loss) from continuing operations	(705)	920	1,232	2,171	1,832	(16%)	NM	(1,489)	4,003	NM
Noncontrolling interests	(2)	-	(1)	(3)	(2)	33%	-	(3)	(5)	(67%)
Net income (loss)	$(703)	$920	$1,233	$2,174	$1,834	(16%)	NM	$(1,486)	$4,008	NM
EOP assets (in billions)	$423	$435	$434	$439	$432	(2%)	2%
Average assets (in billions)	418	$434	$447	439	437	-	5%	$412	$438	6%
Return on average assets	(0.68)%	0.84%	1.10%	2.01%	1.68%			(0.73)%	1.85%
Efficiency ratio	56%	60%	63%	63%	67%			55%	65%

Net credit losses as a % of average loans	2.73%	2.33%	1.83%	2.36%	1.87%			2.70%	2.11%

Revenue by business
Retail banking	$2,836	$2,916	$2,936	$2,844	$2,802	(1%)	(1%)	$5,882	$5,646	(4%)
Cards(3)	4,503	4,257	4,369	4,193	4,018	(4%)	(11%)	9,631	8,211	(15%)
Total	$7,339	$7,173	$7,305	$7,037	$6,820	(3%)	(7%)	$15,513	$13,857	(11%)

Net credit losses on loans by business
Retail banking	$200	$190	$185	$274	$193	(30%)	(4%)	$430	$467	9%
Cards(3)	1,642	1,408	1,087	1,306	1,060	(19%)	(35%)	3,346	2,366	(29%)
Total	$1,842	$1,598	$1,272	$1,580	$1,253	(21%)	(32%)	$3,776	$2,833	(25%)

Income from continuing operations by business
Retail banking	$30	$264	$173	$259	$272	5%	NM	$120	$531	NM
Cards(3)	(735)	656	1,059	1,912	1,560	(18%)	NM	(1,609)	3,472	NM
Total	$(705)	$920	$1,232	$2,171	$1,832	(16%)	NM	$(1,489)	$4,003	NM

Foreign currency (FX) translation impact
Total revenue - as reported	$7,339	$7,173	$7,305	$7,037	$6,820	(3%)	(7%)	$15,513	$13,857	(11%)
Impact of FX translation(4)	200	128	28	21	-			271	-
Total revenues - Ex-FX(4)	$7,539	$7,301	$7,333	$7,058	$6,820	(3%)	(10%)	$15,784	$13,857	(12%)

Total operating expenses - as reported	$4,122	$4,287	$4,599	$4,400	$4,550	3%	10%	$8,597	$8,950	4%
Impact of FX translation(4)	121	82	20	16	-			168	-
Total operating expenses - Ex-FX(4)	$4,243	$4,369	$4,619	$4,416	$4,550	3%	7%	$8,765	$8,950	2%

Total provisions for credit losses & PBC - as reported	$4,179	$1,682	$1,077	$(191)	$(135)	29%	NM	$8,943	$(326)	NM
Impact of FX translation(4)	84	20	1	5	-			108	-
Total provisions for credit losses & PBC - Ex-FX(4)	$4,263	$1,702	$1,078	$(186)	$(135)	27%	NM	$9,051	$(326)	NM

Net income (loss) - as reported	$(703)	$920	$1,233	$2,174	$1,834	(16%)	NM	$(1,486)	$4,008	NM
Impact of FX translation(4)	(6)	16	2	-	-			(6)	-
Total net income (loss) - Ex-FX(4)	$(709)	$936	$1,235	$2,174	$1,834	(16%)	NM	$(1,492)	$4,008	NM

(1)	See footnote 2 on page 5.
(2)	See footnote 1 on page 1.
(3)	Includes both Citi-Branded Cards and Citi Retail Services.
(4)	Reflects the impact of foreign currency (FX) translation into U.S. dollars at the second quarter of 2021 average exchange rates for all periods presented.

Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

						2Q21 Increase/
	2Q	3Q	4Q	1Q	2Q	(Decrease) from
	2020	2020	2020	2021	2021	1Q21	2Q20

Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)
Branches (actual)	2,329	2,323	2,305	2,241	2,209	(1%)	(5%)
Accounts (in millions)	55.5	55.5	53.7	52.9	52.6	(1%)	(5%)
Average deposits	$301.9	$319.8	$333.2	$345.3	$352.9	2%	17%
Investment sales	25.6	30.2	29.2	38.4	28.3	(26%)	11%
Investment assets under management (AUMs):
AUMS	153.9	163.5	180.8	183.2	190.7	4%	24%
AUMs related to the LATAM retirement services business	33.0	35.9	40.8	39.2	41.0	5%	24%
Total AUMs	$186.9	$199.4	$221.6	$222.4	$231.7	4%	24%
Average loans	121.8	125.6	127.6	127.4	126.0	(1%)	3%
EOP loans:
Mortgages	$86.0	$87.5	$88.9	$86.7	$86.3	-	-
Personal, small business and other	37.6	38.3	40.1	39.1	39.0	-	4%
EOP loans	$123.6	$125.8	$129.0	$125.8	$125.3	-	1%

Total net interest revenue (in millions)(1)	$1,918	$1,898	$1,900	$1,778	$1,821	2%	(5%)
As a % of average loans	6.33%	6.01%	5.92%	5.66%	5.80%

Net credit losses on loans (in millions)	$200	$190	$185	$274	$193	(30%)	(4%)
As a % of average loans	0.66%	0.60%	0.58%	0.87%	0.61%
Loans 90+ days past due (in millions)(2)	$497	$497	$632	$598	$560	(6%)	13%
As a % of EOP loans	0.40%	0.40%	0.49%	0.48%	0.45%
Loans 30-89 days past due (in millions)(2)	$918	$786	$860	$662	$687	4%	(25%)
As a % of EOP loans	0.75%	0.63%	0.67%	0.53%	0.55%

Cards key indicators (in millions of dollars, except as otherwise noted)
EOP open accounts (in millions)	134.6	132.8	131.8	130.2	129.6	-	(4%)
Purchase sales (in billions)	$108.3	$127.1	$141.9	$128.3	$151.1	18%	40%

Average loans (in billions)(3)	149.7	146.8	148.5	144.3	142.6	(1%)	(5%)
EOP loans (in billions)(3)	149.0	146.6	153.1	142.1	145.6	2%	(2%)
Average yield(4)	13.40%	12.83%	12.65%	12.65%	12.01%
Total net interest revenue(5)	$4,616	$4,353	$4,443	$4,175	$4,026	(4%)	(13%)
As a % of average loans(5)	12.40%	11.80%	11.90%	11.73%	11.32%
Net credit losses on loans	$1,642	$1,408	$1,087	$1,306	$1,060	(19%)	(35%)
As a % of average loans	4.41%	3.82%	2.91%	3.67%	2.98%
Net credit margin(6)	$2,853	$2,852	$3,290	$2,899	$2,967	2%	4%
As a % of average loans(6)	7.67%	7.73%	8.81%	8.15%	8.35%
Loans 90+ days past due(7)	$1,969	$1,479	$1,875	$1,577	$1,230	(22%)	(38%)
As a % of EOP loans	1.32%	1.01%	1.22%	1.11%	0.84%
Loans 30-89 days past due(7)	$1,585	$1,612	$1,657	$1,341	$1,074	(20%)	(32%)
As a % of EOP loans	1.06%	1.10%	1.08%	0.94%	0.74%

(1)	Also includes net interest revenue related to the average deposit balances in excess of the average loan portfolio.
(2)	The Loans 90+ days past due and 30-89 days past due and related ratios exclude U.S. mortgage loans that are guaranteed by U.S. government-sponsored agencies. See footnote 2 on page 9.
(3)	Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.
(4)	Average yield is gross interest revenue earned on loans divided by average loans.
(5)	Net interest revenue includes certain fees that are recorded as interest revenue.
(6)	Net credit margin is total revenues, net of interest expense, less net credit losses and policy benefits and claims.
(7)

The decrease in loans 90+ days past due as of September 30, 2020 and the decrease in loans 30-89 days past due beginning at June 30, 2020, include the impact of loan modifications in North America and Latin America that were implemented during the second quarter of 2020 related to various COVID-19 consumer relief programs.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING(1)

NORTH AMERICA

(In millions of dollars, except as otherwise noted)

(In millions of dollars, except as otherwise noted)						2Q21 Increase/		YTD	YTD	YTD 2021 vs.
	2Q	3Q	4Q	1Q	2Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020(2)	2020(2)	2020	2021	2021	1Q21	2Q20	2020	2021	(Decrease)

Net interest revenue	$4,707	$4,500	$4,559	$4,307	$4,143	(4%)	(12%)	$9,743	$8,450	(13%)
Non-interest revenue	35	27	96	121	58	(52%)	66%	223	179	(20%)
Total revenues, net of interest expense	4,742	4,527	4,655	4,428	4,201	(5%)	(11%)	9,966	8,629	(13%)
Total operating expenses	2,418	2,483	2,595	2,479	2,600	5%	8%	5,023	5,079	1%
Net credit losses on loans	1,448	1,182	870	950	817	(14%)	(44%)	2,938	1,767	(40%)
Credit reserve build / (release) for loans	1,839	(10)	(85)	(1,417)	(915)	35%	NM	4,210	(2,332)	NM
Provision for credit losses on unfunded lending commitments	-	5	(4)	-	1	100%	100%	(1)	1	NM
Provisions for benefits and claims, HTM debt securities and other assets	19	(6)	(1)	2	6	NM	(68%)	24	8	(67%)
Provisions for credit losses and for benefits and claims	3,306	1,171	780	(465)	(91)	80%	NM	7,171	(556)	NM
Income (loss) from continuing operations before taxes	(982)	873	1,280	2,414	1,692	(30%)	NM	(2,228)	4,106	NM
Income taxes (benefits)	(248)	212	312	557	383	(31%)	NM	(553)	940	NM
Income (loss) from continuing operations	(734)	661	968	1,857	1,309	(30%)	NM	(1,675)	3,166	NM
Noncontrolling interests	-	-	-	-	-	-	-	-	-	-
Net income (loss)	$(734)	$661	$968	$1,857	$1,309	(30%)	NM	$(1,675)	$3,166	NM
Average assets (in billions)	$264	$274	$278	$265	$262	(1%)	(1%)	$255	$264	4%
Return on average assets	(1.12)%	0.96%	1.39%	2.84%	2.00%			(1.32)%	2.42%
Efficiency ratio	51%	55%	56%	56%	62%			50%	59%

Net credit losses as a % of average loans	3.22%	2.63%	1.93%	2.21%	1.91%			3.15%	2.06%

Revenue by business
Retail banking	$1,122	$1,113	$1,092	$1,041	$1,039	-	(7%)	$2,252	$2,080	(8%)
Citi-branded cards	2,218	2,061	2,132	2,091	1,959	(6%)	(12%)	4,565	4,050	(11%)
Citi retail services	1,402	1,353	1,431	1,296	1,203	(7%)	(14%)	3,149	2,499	(21%)
Total	$4,742	$4,527	$4,655	$4,428	$4,201	(5%)	(11%)	$9,966	$8,629	(13%)

Net credit losses on loans by business
Retail banking	$33	$31	$31	$26	$24	(8%)	(27%)	$70	$50	(29%)
Citi-branded cards	780	647	500	551	467	(15%)	(40%)	1,561	1,018	(35%)
Citi retail services	635	504	339	373	326	(13%)	(49%)	1,307	699	(47%)
Total	$1,448	$1,182	$870	$950	$817	(14%)	(44%)	$2,938	$1,767	(40%)

Income (loss) from continuing operations by business
Retail banking	$(91)	$25	$(72)	$3	$(49)	NM	46%	$(185)	$(46)	75%
Citi-branded cards	(524)	422	639	1,119	924	(17%)	NM	(1,049)	2,043	NM
Citi retail services	(119)	214	401	735	434	(41%)	NM	(441)	1,169	NM
Total	$(734)	$661	$968	$1,857	$1,309	(30%)	NM	$(1,675)	$3,166	NM

(1)	See footnote 2 on page 5.
(2)	See footnote 1 on page 1.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

NORTH AMERICA

						2Q21 Increase/
	2Q	3Q	4Q	1Q	2Q	(Decrease) from
	2020	2020	2020	2021	2021	1Q21	2Q20

Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)

Branches (actual)	689	689	689	687	659	(4%)	(4%)
Accounts (in millions)	9.1	9.1	9.1	9.1	9.1	-	-
Average deposits	$172.5	$182.1	$188.9	$197.0	$204.2	4%	18%
Investment sales	11.0	10.9	10.6	14.6	11.1	(24%)	1%
Investment AUMs	69.3	73.3	80.3	81.7	85.1	4%	23%

Average loans	52.2	53.4	52.8	51.9	50.2	(3%)	(4%)

EOP loans:
Mortgages	48.9	49.0	49.0	46.9	46.0	(2%)	(6%)
Personal, small business and other	4.2	4.1	3.7	4.0	3.7	(8%)	(12%)
Total EOP loans	$53.1	$53.1	$52.7	$50.9	$49.7	(2%)	(6%)

Mortgage originations(1)	$6.4	$6.6	$6.6	$5.7	$5.6	(2%)	(13%)

Third-party mortgage servicing portfolio (EOP)	43.5	42.1	40.2	39.4	38.4	(3%)	(12%)

Net servicing and gain/(loss) on sale (in millions)	81.8	59.1	57.3	44.2	19.3	(56%)	(76%)

Saleable mortgage rate locks	2.2	3.3	2.6	2.3	1.6	(30%)	(27%)

Net interest revenue on loans (in millions)	179	179	174	166	161	(3%)	(10%)
As a % of average loans	1.38%	1.33%	1.31%	1.30%	1.29%

Net credit losses on loans (in millions)	$33	$31	$31	$26	$24	(8%)	(27%)
As a % of average loans	0.25%	0.23%	0.23%	0.20%	0.19%

Loans 90+ days past due (in millions)(2)	$182	$211	$299	$263	$236	(10%)	30%
As a % of EOP loans	0.35%	0.40%	0.58%	0.52%	0.48%
Loans 30-89 days past due (in millions)(2)	$440	$378	$328	$220	$268	22%	(39%)
As a % of EOP loans	0.84%	0.72%	0.63%	0.44%	0.55%

(1)	Originations of residential first mortgages.
(2)

The loans 90+ days past due and 30-89 days past due and related ratios exclude U.S. mortgage loans that are guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies.

The amounts excluded for Loans 90+ Days Past Due and (EOP Loans) were $130 million and ($0.5 billion), $148 million and ($0.6 billion), $171 million and ($0.7 billion), $176 million and ($0.7 billion) , and $150 million and ($0.7 billion) as of June 30, 2020, September 30, 2020, December 31, 2020, March 31, 2021 and June 30, 2021, respectively.

The amounts excluded for Loans 30-89 Days Past Due and (EOP Loans) were $86 million and ($0.5 billion), $88 million and ($0.6 billion), $98 million and ($0.7 billion), $84 million and ($0.7 billion) , and $80 million and ($0.7 billion) as of June 30, 2020, September 30, 2020, December 31, 2020, March 31, 2021 and June 30, 2021, respectively.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

NORTH AMERICA

						2Q21 Increase/
	2Q	3Q	4Q	1Q	2Q	(Decrease) from
	2020	2020	2020	2021	2021	1Q21	2Q20

Citi-Branded Cards Key Indicators (in millions of dollars, except as otherwise noted)(1)
EOP open accounts (in millions)	34.6	34.5	34.5	34.5	34.7	1%	-
Purchase sales (in billions)	$73.8	$85.5	$93.2	$85.8	$103.5	21%	40%
Average loans (in billions)(1)	82.6	81.2	81.7	78.7	79.4	1%	(4%)
EOP loans (in billions)(1)	82.6	81.1	84.0	78.5	82.1	5%	(1%)
Average yield(2)	10.73%	10.33%	10.19%	10.30%	9.64%	(6%)	(10%)

Total net interest revenue(3)	$2,003	$1,906	$1,916	$1,830	$1,753	(4%)	(12%)
As a % of average loans(3)	9.75%	9.34%	9.33%	9.43%	8.86%
Net credit losses on loans	$780	$647	$500	$551	$467	(15%)	(40%)
As a % of average loans	3.80%	3.17%	2.43%	2.84%	2.36%
Net credit margin(4)	$1,432	$1,412	$1,630	$1,541	$1,491	(3%)	4%
As a % of average loans(4)	6.97%	6.92%	7.94%	7.94%	7.53%
Loans 90+ days past due	$784	$574	$686	$590	$457	(23%)	(42%)
As a % of EOP loans	0.95%	0.71%	0.82%	0.75%	0.56%
Loans 30-89 days past due(5)	$594	$624	$589	$484	$355	(27%)	(40%)
As a % of EOP loans	0.72%	0.77%	0.70%	0.62%	0.43%

Citi Retail Services Key Indicators (in millions of dollars, except as otherwise noted)(1)
EOP open accounts	80.1	78.6	77.9	76.6	76.0	(1%)	(5%)
Purchase sales (in billions)	$16.9	$19.9	$23.4	$18.7	$23.6	26%	40%
Average loans (in billions)(1)	46.2	44.5	44.9	43.8	42.3	(3%)	(8%)
EOP loans (in billions)(1)	45.4	44.4	46.4	42.5	42.7	-	(6%)
Average yield(2)	17.29%	16.86%	16.73%	16.61%	16.06%	(3%)	(7%)

Total net interest revenue(3)	$1,887	$1,788	$1,861	$1,744	$1,650	(5%)	(13%)
As a % of average loans(3)	16.43%	15.98%	16.49%	16.15%	15.65%
Net credit losses on loans	$635	$504	$339	$373	$326	(13%)	(49%)
As a % of average loans	5.53%	4.51%	3.00%	3.45%	3.09%
Net credit margin(4)	$762	$846	$1,091	$920	$874	(5%)	15%
As a % of average loans(4)	6.63%	7.56%	9.67%	8.52%	8.29%
Loans 90+ days past due(5)	$811	$557	$644	$591	$463	(22%)	(43%)
As a % of EOP loans	1.79%	1.25%	1.39%	1.39%	1.08%
Loans 30-89 days past due(5)	$611	$610	$639	$513	$415	(19%)	(32%)
As a % of EOP loans	1.35%	1.37%	1.38%	1.21%	0.97%

(1)	Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.
(2)	Average yield is calculated as gross interest revenue earned on loans divided by average loans.
(3)	Net interest revenue includes certain fees that are recorded as interest revenue.
(4)	Net credit margin represents total revenues, net of interest expense, less net credit losses and policy benefits and claims.
(5)

The decrease in loans 90+ days past due as of September 30, 2020 and the decrease in loans 30-89 days past due beginning at June 30, 2020, include the impact of loan modifications that were implemented during the second quarter of 2020 related to various COVID-19 consumer relief programs.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

LATIN AMERICA(1)(2)

(In millions of dollars, except as otherwise noted)

						2Q21 Increase/		YTD	YTD	YTD 2021 vs.
	2Q	3Q	4Q	1Q	2Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020(3)	2020(3)	2020	2021	2021	1Q21	2Q20	2020	2021	(Decrease)

Net interest revenue	$755	$697	$739	$658	$703	7%	(7%)	$1,642	$1,361	(17%)
Non-interest revenue	295	330	357	350	350	-	19%	607	700	15%
Total revenues, net of interest expense	1,050	1,027	1,096	1,008	1,053	4%	-	2,249	2,061	(8%)
Total operating expenses	619	667	776	702	725	3%	17%	1,334	1,427	7%
Net credit losses on loans	205	228	162	365	250	(32%)	22%	476	615	29%
Credit reserve build / (release) for loans	209	(66)	(83)	(163)	(423)	NM	NM	465	(586)	NM
Provision for credit losses on unfunded lending commitments	-	-	-	-	-	-	-	-	-	-
Provisions for benefits and claims, HTM debt securities and other assets	16	47	9	29	6	(79%)	(63%)	31	35	13%
Provisions for credit losses and for benefits and claims (PBC)	430	209	88	231	(167)	NM	NM	972	64	(93%)
Income (loss) from continuing operations before taxes	1	151	232	75	495	NM	NM	(57)	570	NM
Income taxes (benefits)	(1)	43	66	23	143	NM	NM	(24)	166	NM
Income (loss) from continuing operations	2	108	166	52	352	NM	NM	(33)	404	NM
Noncontrolling interests	-	-	-	-	-	-	-	-	-	-
Net income (loss)	$2	$108	$166	$52	$352	NM	NM	$(33)	$404	NM
Average assets (in billions)	$30	$31	$33	$34	$34	-	13%	$33	$34	3%
Return on average assets	0.03%	1.39%	2.00%	0.62%	4.15%			(0.20)%	2.40%
Efficiency ratio	59%	65%	71%	70%	69%			59%	69%

Net credit losses on loans as a percentage of average loans	6.15%	6.67%	4.51%	10.65%	7.43%			6.34%	9.05%

Revenue by business
Retail banking	$705	$737	$784	$723	$757	5%	7%	$1,488	$1,480	(1%)
Citi-branded cards	345	290	312	285	296	4%	(14%)	761	581	(24%)
Total	$1,050	$1,027	$1,096	$1,008	$1,053	4%	-	$2,249	$2,061	(8%)

Net credit losses on loans by business
Retail banking	$92	$90	$68	$168	$99	(41%)	8%	$219	$267	22%
Citi-branded cards	113	138	94	197	151	(23%)	34%	257	348	35%
Total	$205	$228	$162	$365	$250	(32%)	22%	$476	$615	29%

Income from continuing operations by business
Retail banking	$(14)	$68	$91	$40	$180	NM	NM	$(39)	$220	NM
Citi-branded cards	16	40	75	12	172	NM	NM	6	184	NM
Total	$2	$108	$166	$52	$352	NM	NM	$(33)	$404	NM

FX translation impact
Total revenue - as reported	$1,050	$1,027	$1,096	$1,008	$1,053	4%	-	$2,249	$2,061	(8%)
Impact of FX translation(4)	134	93	21	22	-			139	-
Total revenues - Ex-FX(4)	$1,184	$1,120	$1,117	$1,030	$1,053	2%	(11%)	$2,388	$2,061	(14%)

Total operating expenses - as reported	$619	$667	$776	$702	$725	3%	17%	$1,334	$1,427	7%
Impact of FX translation(4)	74	56	13	15	-			79	-
Total operating expenses - Ex-FX(4)	$693	$723	$789	$717	$725	1%	5%	$1,413	$1,427	1%

Total provisions for credit losses and PBC - as reported	$430	$209	$88	$231	$(167)	NM	NM	$972	$64	(93%)
Impact of FX translation(4)	65	16	1	6	-			71	-
Total provisions for credit losses and PBC - Ex-FX(4)	$495	$225	$89	$237	$(167)	NM	NM	$1,043	$64	(94%)

Net income (loss) - as reported	$2	$108	$166	$52	$352	NM	NM	$(33)	$404	NM
Impact of FX translation(4)	(5)	13	3	2	-			(9)	-
Total net income (loss) - Ex-FX(4)	$(3)	$121	$169	$54	$352	NM	NM	$(42)	$404	NM

(1)	Latin America GCB consists of Citi's consumer banking operations in Mexico.
(2)	See footnote 2 on page 5.
(3)	See footnote 1 on page 1.
(4)

Reflects the impact of foreign currency (FX) translation into U.S. dollars at the second quarter of 2021 average exchange rates for all periods presented. Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

LATIN AMERICA

						2Q21 Increase/
	2Q	3Q	4Q	1Q	2Q	(Decrease) from
	2020	2020	2020	2021	2021	1Q21	2Q20

Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)
Branches (actual)	1,406	1,401	1,392	1,331	1,327	-	(6%)
Accounts (in millions)	29.5	29.3	27.3	26.6	26.4	(1%)	(11%)
Average deposits	$20.6	$22.5	$24.3	$24.5	$24.1	(2%)	17%
Investment sales	3.1	3.5	3.7	3.1	3.5	13%	13%
Investment AUMs:
AUMS	22.2	23.4	27.1	26.9	28.2	5%	27%
AUMs related to the retirement services business	33.0	35.9	40.8	39.2	41.0	5%	24%
Total AUMs	55.2	59.3	67.9	66.1	69.2	5%	25%
Average loans	9.1	9.3	9.6	9.4	9.2	(2%)	1%
EOP loans:
Mortgages	3.7	3.8	4.0	3.8	3.8	-	3%
Personal, small business and other	5.3	5.4	5.8	5.3	5.3	-	-
Total EOP loans	$9.0	$9.2	$9.8	$9.1	$9.1	-	1%

Total net interest revenue (in millions)(1)	$473	$480	$503	$447	$491	10%	4%
As a % of average loans(1)	20.91%	20.53%	20.84%	19.29%	21.41%
Net credit losses on loans (in millions)	$92	$90	$68	$168	$99	(41%)	8%
As a % of average loans	4.07%	3.85%	2.82%	7.25%	4.32%
Loans 90+ days past due (in millions)	$121	$105	$130	$142	$127	(11%)	5%
As a % of EOP loans	1.34%	1.14%	1.33%	1.56%	1.40%
Loans 30-89 days past due (in millions)	$151	$136	$220	$164	$134	(18%)	(11%)
As a % of EOP loans	1.68%	1.48%	2.24%	1.80%	1.47%

Citi-Branded Cards Key Indicators (in billions of dollars, except as otherwise noted)
EOP open accounts (in millions)	5.0	4.9	4.7	4.5	4.5	-	(10%)
Purchase sales	$2.6	$3.3	$4.4	$3.7	$4.2	14%	62%
Average loans(2)	$4.3	$4.3	$4.7	$4.5	$4.3	(4%)	-
EOP loans(2)	$4.2	$4.3	$4.8	$4.3	$4.4	2%	5%
Average yield(3)	25.50%	21.28%	21.01%	19.89%	20.10%	1%	(21%)

Total net interest revenue (in millions)(4)	$282	$217	$236	$211	$212	-	(25%)
As a % of average loans(4)	26.38%	20.08%	19.98%	19.02%	19.78%
Net credit losses on loans (in millions)	$113	$138	$94	$197	$151	(23%)	34%
As a % of average loans	10.57%	12.77%	7.96%	17.75%	14.09%
Net credit margin (in millions)(5)	$235	$160	$229	$102	$158	55%	(33%)
As a % of average loans(5)	21.98%	14.80%	19.38%	9.19%	14.74%
Loans 90+ days past due (in millions)(6)	$160	$106	$233	$173	$122	(29%)	(24%)
As a % of EOP loans	3.81%	2.47%	4.85%	4.02%	2.77%
Loans 30-89 days past due (in millions)(6)	$111	$89	$170	$115	$82	(29%)	(26%)
As a % of EOP loans	2.64%	2.07%	3.54%	2.67%	1.86%

(1)	Also includes net interest revenue related to the region's average deposit balances in excess of the average loan portfolio.
(2)	Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.
(3)	Average yield is gross interest revenue earned on loans divided by average loans.
(4)	Net interest revenue includes certain fees that are recorded as interest revenue.
(5)	Net credit margin is total revenues, net of interest expense, less net credit losses and policy benefits and claims.
(6)

The decrease in loans 90+ days past due as of September 30, 2020 and the decrease in loans 30-89 days past due beginning at June 30, 2020, include the impact of loan modifications that were implemented during the second quarter of 2020 related to various COVID-19 consumer relief programs.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

ASIA(1)(2)

(In millions of dollars, except as otherwise noted)

						2Q21 Increase/		YTD	YTD	YTD 2021 vs.
	2Q	3Q	4Q	1Q	2Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020(3)	2020(3)	2020	2021	2021	1Q21	2Q20	2020	2021	(Decrease)

Net interest revenue	$1,072	$1,054	$1,045	$988	$1,001	1%	(7%)	$2,221	$1,989	(10%)
Non-interest revenue	475	565	509	613	565	(8%)	19%	1,077	1,178	9%
Total revenues, net of interest expense	1,547	1,619	1,554	1,601	1,566	(2%)	1%	3,298	3,167	(4%)
Total operating expenses	1,085	1,137	1,228	1,219	1,225	-	13%	2,240	2,444	9%
Net credit losses on loans	189	188	240	265	186	(30%)	(2%)	362	451	25%
Credit reserve build / (release) for loans	251	110	(25)	(226)	(60)	73%	NM	435	(286)	NM
Provision for credit losses on unfunded lending commitments	-	-	-	-	-	-	-	-	-	-
Provisions for benefits and claims, HTM debt securities and other assets	3	4	(6)	4	(3)	NM	NM	3	1	(67%)
Provisions for credit losses and for benefits and claims (PBC)	443	302	209	43	123	NM	(72%)	800	166	(79%)
Income from continuing operations before taxes	19	180	117	339	218	(36%)	NM	258	557	NM
Income taxes (benefits)	(8)	29	19	77	47	(39%)	NM	39	124	NM
Income from continuing operations	27	151	98	262	171	(35%)	NM	219	433	98%
Noncontrolling interests	(2)	-	(1)	(3)	(2)	33%	-	(3)	(5)	(67%)
Net income	$29	$151	$99	$265	$173	(35%)	NM	$222	$438	97%
Average assets (in billions)	$124	$129	$136	$140	$141	1%	14%	$125	$141	13%
Return on average assets	0.09%	0.47%	0.29%	0.77%	0.49%			0.36%	0.63%
Efficiency ratio	70%	70%	79%	76%	78%			68%	77%

Net credit losses on loans as a percentage of average loans	0.99%	0.94%	1.16%	1.29%	0.90%			0.93%	1.09%

Revenue by business
Retail banking	$1,009	$1,066	$1,060	$1,080	$1,006	(7%)	-	$2,142	$2,086	(3%)
Citi-branded cards	538	553	494	521	560	7%	4%	1,156	1,081	(6%)
Total	$1,547	$1,619	$1,554	$1,601	$1,566	(2%)	1%	$3,298	$3,167	(4%)

Net credit losses on loans by business
Retail banking	$75	$69	$86	$80	$70	(13%)	(7%)	$141	$150	6%
Citi-branded cards	114	119	154	185	116	(37%)	2%	221	301	36%
Total	$189	$188	$240	$265	$186	(30%)	(2%)	$362	$451	25%

Income from continuing operations by business
Retail banking	$135	$171	$154	$216	$141	(35%)	4%	$344	$357	4%
Citi-branded cards	(108)	(20)	(56)	46	30	(35%)	NM	(125)	76	NM
Total	$27	$151	$98	$262	$171	(35%)	NM	$219	$433	98%

FX translation impact
Total revenue - as reported	$1,547	$1,619	$1,554	$1,601	$1,566	(2%)	1%	$3,298	$3,167	(4%)
Impact of FX translation(4)	66	35	7	(1)	-			132	-
Total revenues - Ex-FX(4)	$1,613	$1,654	$1,561	$1,600	$1,566	(2%)	(3%)	$3,430	$3,167	(8%)

Total operating expenses - as reported	$1,085	$1,137	$1,228	$1,219	$1,225	-	13%	$2,240	$2,444	9%
Impact of FX translation(4)	47	26	7	1	-			89	-
Total operating expenses - Ex-FX(4)	$1,132	$1,163	$1,235	$1,220	$1,225	-	8%	$2,329	$2,444	5%

Total provisions for credit losses and PBC - as reported	$443	$302	$209	$43	$123	NM	(72%)	$800	$166	(79%)
Impact of FX translation(4)	19	4	-	(1)	-			37	-
Total provisions for credit losses and PBC - Ex-FX(4)	$462	$306	$209	$42	$123	NM	(73%)	$837	$166	(80%)

Net income - as reported	$29	$151	$99	$265	$173	(35%)	NM	$222	$438	97%
Impact of FX translation(4)	(1)	3	(1)	(2)	-			3	-
Total net income - Ex-FX(4)	$28	$154	$98	$263	$173	(34%)	NM	$225	$438	95%

(1)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.
(2)	See footnote 2 on page 5.
(3)	See footnote 1 on page 1.
(4)	Reflects the impact of foreign currency (FX) translation into U.S. dollars at the second quarter of 2021 average exchange rates for all periods presented.

Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

ASIA(1)

						2Q21 Increase/
	2Q	3Q	4Q	1Q	2Q	(Decrease) from
	2020	2020	2020	2021	2021	1Q21	2Q20

Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)
Branches (actual)	234	233	224	223	223	-	(5%)
Accounts (in millions)	16.9	17.1	17.3	17.2	17.1	(1%)	1%
Average deposits	$108.8	$115.2	$120.0	$123.8	$124.6	1%	15%
Investment sales	11.5	15.8	14.9	20.7	13.7	(34%)	19%
Investment AUMs	62.4	66.8	73.4	74.6	77.4	4%	24%
Average loans	60.5	62.9	65.2	66.1	66.6	1%	10%
EOP loans:
Mortgages	33.4	34.7	35.9	36.0	36.5	1%	9%
Personal, small business and other	28.1	28.8	30.6	29.8	30.0	1%	7%
Total EOP loans	$61.5	$63.5	$66.5	$65.8	$66.5	1%	8%

Total net interest revenue (in millions)(2)	$628	$612	$615	$598	$590	(1%)	(6%)
As a % of average loans(2)	4.17%	3.87%	3.75%	3.67%	3.55%
Net credit losses on loans (in millions)	$75	$69	$86	$80	$70	(13%)	(7%)
As a % of average loans	0.50%	0.44%	0.52%	0.49%	0.42%
Loans 90+ days past due (in millions)	$194	$181	$203	$193	$197	2%	2%
As a % of EOP Loans	0.32%	0.29%	0.31%	0.29%	0.30%
Loans 30-89 days past due (in millions)	$327	$272	$312	$278	$285	3%	(13%)
As a % of EOP loans	0.53%	0.43%	0.47%	0.42%	0.43%

Citi-Branded Cards Key Indicators (in billions of dollars, except as otherwise noted)
EOP open accounts (in millions)	14.9	14.8	14.7	14.6	14.4	(1%)	(3%)
Purchase sales	$15.0	$18.4	$20.9	$20.1	$19.8	(1%)	32%
Average loans(3)	$16.6	$16.8	$17.2	$17.3	$16.6	(4%)	-
EOP loans(3)	$16.8	$16.8	$17.9	$16.8	$16.4	(2%)	(2%)
Average yield(4)	12.78%	11.99%	11.47%	10.96%	10.87%	(1%)	(15%)

Total net interest revenue (in millions)(5)	$444	$442	$430	$390	$411	5%	(7%)
As a % of average loans(6)	10.76%	10.47%	9.95%	9.14%	9.93%
Net credit losses on loans (in millions)	$114	$119	$154	$185	$116	(37%)	2%
As a % of average loans	2.76%	2.82%	3.56%	4.34%	2.80%
Net credit margin (in millions)(6)	$424	$434	$340	$336	$444	32%	5%
As a % of average loans(6)	10.27%	10.28%	7.86%	7.88%	10.73%
Loans 90+ days past due	$214	$242	$312	$223	$188	(16%)	(12%)
As a % of EOP loans	1.27%	1.44%	1.74%	1.33%	1.15%
Loans 30-89 days past due	$269	$289	$259	$229	$222	(3%)	(17%)
As a % of EOP loans	1.60%	1.72%	1.45%	1.36%	1.35%

(1)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.
(2)	Also includes net interest revenue related to the region's average deposit balances in excess of the average loan portfolio.
(3)	Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.
(4)	Average yield is gross interest revenue earned on loans divided by average loans.
(5)	Net interest revenue includes certain fees that are recorded as interest revenue.
(6)	Net credit margin is total revenues, net of interest expense, less net credit losses and policy benefits and claims.

Reclassified to conform to the current period's presentation.

INSTITUTIONAL CLIENTS GROUP(1)

(In millions of dollars, except as otherwise noted)

						2Q21 Increase/		YTD	YTD	YTD 2021 vs.
	2Q	3Q	4Q	1Q	2Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020	2020	2020	2021	2021	1Q21	2Q20	2020	2021	(Decrease)

Commissions and fees	$1,027	$1,099	$1,064	$1,252	$1,186	(5%)	15%	$2,249	$2,438	8%
Administration and other fiduciary fees	684	747	755	814	865	6%	26%	1,375	1,679	22%
Investment banking	1,526	1,145	1,107	1,800	1,575	(13%)	3%	2,757	3,375	22%
Principal transactions	3,909	2,292	1,748	3,842	2,213	(42%)	(43%)	9,268	6,055	(35%)
Other	419	597	247	360	324	(10%)	(23%)	305	684	NM
Total non-interest revenue	7,565	5,880	4,921	8,068	6,163	(24%)	(19%)	15,954	14,231	(11%)
Net interest revenue (including dividends)	4,572	4,473	4,358	4,152	4,224	2%	(8%)	8,667	8,376	(3%)
Total revenues, net of interest expense	12,137	10,353	9,279	12,220	10,387	(15%)	(14%)	24,621	22,607	(8%)
Total operating expenses	6,006	5,858	6,041	6,308	6,264	(1%)	4%	11,883	12,572	6%
Net credit losses on loans	324	326	210	186	89	(52%)	(73%)	451	275	(39%)
Credit reserve build / (release) for loans	3,370	106	(1,620)	(1,312)	(949)	28%	NM	4,686	(2,261)	NM
Provision for credit losses on unfunded lending commitments	107	423	352	(621)	46	NM	(57%)	660	(575)	NM
Provisions for credit losses for HTM debt securities and other assets	53	(17)	(23)	(5)	4	NM	(92%)	61	(1)	NM
Provision for credit losses	3,854	838	(1,081)	(1,752)	(810)	54%	NM	5,858	(2,562)	NM
Income from continuing operations before taxes	2,277	3,657	4,319	7,664	4,933	(36%)	NM	6,880	12,597	83%
Income taxes	455	800	1,019	1,726	1,104	(36%)	NM	1,484	2,830	91%
Income from continuing operations	1,822	2,857	3,300	5,938	3,829	(36%)	NM	5,396	9,767	81%
Noncontrolling interests	5	24	22	37	12	(68%)	NM	4	49	NM
Net income	$1,817	$2,833	$3,278	$5,901	$3,817	(35%)	NM	$5,392	$9,718	80%
EOP assets (in billions)	$1,716	$1,703	$1,730	$1,776	$1,795	1%	5%
Average assets (in billions)	1,756	1,732	1,756	1,787	1,806	1%	3%	$1,668	$1,797	8%
Return on average assets (ROA)	0.42%	0.65%	0.74%	1.34%	0.85%			0.65%	1.09%
Efficiency ratio	49%	57%	65%	52%	60%			48%	56%

Revenue by region
North America	$4,987	$3,920	$3,331	$4,898	$3,718	(24%)	(25%)	$9,934	$8,616	(13%)
EMEA	3,392	3,085	2,867	3,713	3,253	(12%)	(4%)	6,862	6,966	2%
Latin America	1,207	1,141	1,072	1,136	1,174	3%	(3%)	2,625	2,310	(12%)
Asia	2,551	2,207	2,009	2,473	2,242	(9%)	(12%)	5,200	4,715	(9%)
Total revenues, net of interest expense	$12,137	$10,353	$9,279	$12,220	$10,387	(15%)	(14%)	$24,621	$22,607	(8%)

Income (loss) from continuing operations by region
North America	$623	$1,023	$801	$2,779	$1,253	(55%)	NM	$1,486	$4,032	NM
EMEA	483	880	891	1,466	1,156	(21%)	NM	1,509	2,622	74%
Latin America	(198)	102	963	645	597	(7%)	NM	325	1,242	NM
Asia	914	852	645	1,048	823	(21%)	(10%)	2,076	1,871	(10%)
Income from continuing operations	$1,822	$2,857	$3,300	$5,938	$3,829	(36%)	NM	$5,396	$9,767	81%

Average loans by region (in billions)
North America	$215	$198	$193	$195	$201	3%	(7%)	$205	$198	(3%)
EMEA	91	88	86	89	90	1%	(1%)	90	90	-
Latin America	43	40	35	32	32	-	(26%)	41	32	(22%)
Asia	73	71	68	71	73	3%	-	73	72	(1%)
Total	$422	$397	$382	$387	$396	2%	(6%)	$409	$392	(4%)

EOP deposits by region (in billions)
North America	$471	$476	$472	$470	$471	-	-
EMEA	212	218	218	232	232	-	10%
Latin America	40	43	44	45	46	1%	15%
Asia	185	188	190	191	198	4%	7%
Total	$908	$925	$924	$938	$947	1%	4%

EOP deposits by business (in billions)
Treasury and trade solutions	$658	$660	$651	$649	$644	(1%)	(2%)
All other ICG businesses	250	265	273	289	303	5%	21%
Total	$908	$925	$924	$938	$947	1%	4%

(1)	See footnote 2 on page 5.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

INSTITUTIONAL CLIENTS GROUP

REVENUES BY BUSINESS

(In millions of dollars, except as otherwise noted)

						2Q21 Increase/		YTD	YTD	YTD 2021 vs.
	2Q	3Q	4Q	1Q	2Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020	2020	2020	2021	2021	1Q21	2Q20	2020	2021	(Decrease)

Revenue Details
Investment banking
Advisory	$229	$163	$232	$281	$405	44%	77%	$615	$686	12%
Equity underwriting	491	484	438	876	544	(38%)	11%	671	1,420	NM
Debt underwriting	1,039	740	617	816	823	1%	(21%)	1,827	1,639	(10%)
Total investment banking	1,759	1,387	1,287	1,973	1,772	(10%)	1%	3,113	3,745	20%
Treasury and trade solutions	2,307	2,394	2,400	2,165	2,290	6%	(1%)	4,730	4,455	(6%)
Corporate lending - excluding gain/(loss) on loan hedges(1)	646	538	552	483	548	13%	(15%)	1,094	1,031	(6%)
Private bank - excluding gain/(loss) on loan hedges(1)	956	938	894	1,027	993	(3%)	4%	1,905	2,020	6%
Total banking revenues (ex-gain/(loss) on loan hedges)(1)	$5,668	$5,257	$5,133	$5,648	$5,603	(1%)	(1%)	$10,842	$11,251	4%

Gain/(loss) on loan hedges(1)	(431)	(124)	(312)	(81)	(37)	54%	91%	385	(118)	NM
Total banking revenues including g/(l) on loan hedges(1)	$5,237	$5,133	$4,821	$5,567	$5,566	-	6%	$11,227	$11,133	(1%)

Fixed income markets	$5,595	$3,788	$3,087	$4,550	$3,211	(29%)	(43%)	$10,381	$7,761	(25%)
Equity markets	770	875	810	1,476	1,058	(28%)	37%	1,939	2,534	31%
Securities services	619	631	650	653	672	3%	9%	1,264	1,325	5%
Other	(84)	(74)	(89)	(26)	(120)	NM	(43%)	(190)	(146)	23%
Total markets and securities services	$6,900	$5,220	$4,458	$6,653	$4,821	(28%)	(30%)	$13,394	$11,474	(14%)
Total revenues, net of interest expense	$12,137	$10,353	$9,279	$12,220	$10,387	(15%)	(14%)	$24,621	$22,607	(8%)

Taxable-equivalent adjustments(2)	$88	$104	$137	$99	$166	68%	89%	$174	$265	52%

Total ICG revenues
including taxable-equivalent adjustments(2)	$12,225	$10,457	$9,416	$12,319	$10,553	(14%)	(14%)	$24,795	$22,872	(8%)

Commissions and fees	$154	$159	$175	$200	$182	(9%)	18%	$343	$382	11%
Principal transactions(3)	4,009	2,178	1,782	2,930	1,922	(34%)	(52%)	7,558	4,852	(36%)
Other	234	301	107	356	156	(56%)	(33%)	171	512	NM
Total non-interest revenue	$4,397	$2,638	$2,064	$3,486	$2,260	(35%)	(49%)	$8,072	$5,746	(29%)
Net interest revenue	1,198	1,150	1,023	1,064	951	(11%)	(21%)	2,309	2,015	(13%)
Total fixed income markets	$5,595	$3,788	$3,087	$4,550	$3,211	(29%)	(43%)	$10,381	$7,761	(25%)

Rates and currencies	$3,582	$2,520	$2,009	$3,039	$1,993	(34%)	(44%)	$7,616	$5,032	(34%)
Spread products / other fixed income	2,013	1,268	1,078	1,511	1,218	(19%)	(39%)	2,765	2,729	(1%)
Total fixed income markets	$5,595	$3,788	$3,087	$4,550	$3,211	(29%)	(43%)	$10,381	$7,761	(25%)

Commissions and fees	$305	$279	$299	$392	$298	(24%)	(2%)	$667	$690	3%
Principal transactions(3)	193	125	189	835	222	(73%)	15%	967	1,057	9%
Other	2	267	45	32	87	NM	NM	10	119	NM
Total non-interest revenue	$500	$671	$533	$1,259	$607	(52%)	21%	$1,644	$1,866	14%
Net interest revenue	270	204	277	217	451	NM	67%	295	668	NM
Total equity markets	$770	$875	$810	$1,476	$1,058	(28%)	37%	$1,939	$2,534	31%

(1)

Credit derivatives are used to economically hedge a portion of the corporate loan portfolio that includes both accrual loans and loans at fair value. Gain/(loss) on loan hedges includes the mark-to-market on the credit derivatives partially offset by the mark-to-market on the loans in the portfolio that are at fair value. Hedges on accrual loans reflect the mark-to-market on credit derivatives used to economically hedge the corporate loan accrual portfolio. The fixed premium costs of these hedges are netted against the private bank and corporate lending revenues to reflect the cost of credit protection. Citigroup’s results of operations excluding the impact of gain/(loss) on loan hedges are non-GAAP financial measures.

(2)	Primarily relates to income tax credits related to affordable housing and alternative energy investments as well as tax exempt income from municipal bond investments.
(3)	Excludes principal transactions revenues of ICG businesses other than Markets, primarily treasury and trade solutions and the private bank.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

CORPORATE / OTHER(1)(2)

(In millions of dollars, except as otherwise noted)

						2Q21 Increase/		YTD	YTD	YTD 2021 vs.
	2Q	3Q	4Q	1Q	2Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020	2020	2020	2021	2021	1Q21	2Q20	2020	2021	(Decrease)

Net interest revenue	$(26)	$(231)	$(218)	$61	$128	NM	NM	$299	$189	(37%)
Non-interest revenue	316	7	133	9	139	NM	(56%)	64	148	NM
Total revenues, net of interest expense	290	(224)	(85)	70	267	NM	(8%)	363	337	(7%)
Total operating expenses	332	819	464	365	378	4%	14%	623	743	19%
Net credit losses	(5)	(5)	(10)	(18)	(22)	(22%)	NM	(7)	(40)	NM
Credit reserve build / (release)	160	(128)	(35)	(109)	(99)	9%	NM	351	(208)	NM
Provisions for benefits and claims, HTM debt securities and other assets	3	1	(1)	20	3	(85%)	-	1	23	NM
Provision for unfunded lending commitments	6	(4)	4	(5)	(3)	40%	NM	11	(8)	NM
Total provisions for credit losses and for benefits and claims	164	(136)	(42)	(112)	(121)	(8%)	NM	356	(233)	NM
Income from continuing operations before taxes	(206)	(907)	(507)	(183)	10	NM	NM	(616)	(173)	72%
Income taxes (benefits)(3)	(146)	(307)	(300)	(51)	(522)	NM	NM	(314)	(573)	(82%)
Income (loss) from continuing operations	(60)	(600)	(207)	(132)	532	NM	NM	(302)	400	NM
Income (loss) from discontinued operations, net of taxes	(1)	(7)	6	(2)	10	NM	NM	(19)	8	NM
Noncontrolling interests	(3)	—	1	(1)	—	100%	100%	(7)	(1)	86%
Net income (loss)	$(58)	$(607)	$(202)	$(133)	$542	NM	NM	$(314)	$409	NM
EOP assets (in billions)	$94	$96	$96	$99	$101	2%	7%
Average assets (in billions)	93	94	96	91	99	9%	6%	$94	$95	1%
Return on average assets	(0.25%)	(2.57%)	(0.84%)	(0.59%)	2.20%			(0.67%)	0.87%

Consumer - North America(4) - Key Indicators

Average loans (in billions)	$8.9	$8.2	$7.4	$6.4	$5.8	(9%)	(35%)
EOP loans (in billions)	8.6	7.7	6.6	6.1	5.0	(18%)	(42%)
Net interest revenue	86	54	42	34	29	(15%)	(66%)
As a % of average loans	3.89%	2.62%	2.26%	2.15%	2.01%
Net credit losses (recoveries)	$(5)	$(4)	$(10)	$(18)	$(22)	(22%)	NM
As a % of average loans	(0.23%)	(0.19%)	(0.54%)	(1.14%)	(1.52%)
Loans 90+ days past due(5)	$295	$278	$313	$277	$259	(6%)	(12%)
As a % of EOP loans	3.60%	3.86%	5.13%	4.86%	5.51%
Loans 30-89 days past due(5)	$261	$198	$179	$138	$111	(20%)	(57%)
As a % of EOP loans	3.18%	2.75%	2.93%	2.42%	2.36%

(1)

Includes certain unallocated costs of global staff functions (including finance, risk, human resources, legal and compliance), other corporate expenses and unallocated global operations and technology expenses and income taxes, as well as Corporate Treasury, certain North America legacy consumer loan portfolios, other legacy assets and discontinued operations.

(2)	See footnote 2 on page 5.
(3)	2Q21 includes an approximate $450 million benefit from a reduction in Citi’s valuation allowance related to its Deferred Tax Assets (DTAs).
(4)	Results and amounts primarily relate to consumer mortgages.
(5)

The Loans 90+ Days Past Due and 30-89 Days Past Due and related ratios exclude U.S. mortgage loans that are guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies. The amounts excluded for Loans 90+ Days Past Due and (EOP Loans) for each period were $173 million and ($0.4 billion), and $172 million and ($0.5 billion), $183 million and ($0.5 billion), $169 million and ($0.4 billion), and $125 million and ($0.3 billion) as of June 30, 2020, September 30, 2020, December 31, 2020, March 31, 2021 and June 30, 2021, respectively.

The amounts excluded for Loans 30-89 Days Past Due and (EOP Loans) for each period were, $57 million and ($0.4 billion), and $66 million and ($0.5 billion), $73 million and ($0.5 billion), $55 million and ($0.4 billion) , and $48 million and ($0.3 billion) as of June 30, 2020, September 30, 2020, December 31, 2020, March 31, 2021 and June 30, 2021, respectively.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

AVERAGE BALANCES AND INTEREST RATES(1)(2)(3)(4)(5)

Taxable Equivalent Basis

	Average Volumes			Interest			% Average Rate (4)
	Second	First	Second	Second	First	Second	Second		First		Second
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter		Quarter		Quarter
In millions of dollars, except as otherwise noted	2020	2021	2021(5)	2020	2021	2021(5)	2020		2021		2021(5)
Assets
Deposits with banks	$305,485	$307,340	$296,445	$159	$145	$126	0.21%		0.19%		0.17%
Securities borrowed and purchased under resale agreements(6)	286,110	306,381	319,821	401	294	205	0.56%		0.39%		0.26%
Trading account assets(7)	279,945	307,817	302,141	1,675	1,338	1,472	2.41%		1.76%		1.95%
Investments	414,779	457,949	484,238	2,121	1,780	1,844	2.06%		1.58%		1.53%
Total loans (net of unearned income)(8)	702,795	665,970	670,280	10,166	8,933	8,756	5.82%		5.44%		5.24%
Other interest-earning assets	75,287	76,091	69,691	110	97	111	0.59%		0.52%		0.64%
Total average interest-earning assets	$2,064,401	$2,121,548	$2,142,616	$14,632	$12,587	$12,514	2.85%		2.41%		2.34%

Liabilities
Deposits (excluding deposit insurance and FDIC assessment)	$1,033,745	$1,073,827	$1,075,130	$1,199	$712	$676	0.47%		0.27%		0.25%
Deposit insurance and FDIC assessment	—	—	—	270	340	279
Total deposits	1,033,745	1,073,827	1,075,130	1,469	1,052	955	0.57%		0.40%		0.36%
Securities loaned and sold under repurchase agreements(6)	224,775	235,263	236,639	453	253	260	0.81%		0.44%		0.44%
Trading account liabilities(7)	92,864	117,364	122,138	144	114	150	0.62%		0.39%		0.49%
Short-term borrowings	119,078	93,344	93,682	140	31	31	0.47%		0.13%		0.13%
Long-term debt(9)	221,524	206,264	195,364	1,303	918	868	2.37%		1.80%		1.78%
Total average interest-bearing liabilities	$1,691,986	$1,726,062	$1,722,953	$3,509	$2,368	$2,264	0.83%		0.56%		0.53%
Total average interest-bearing liabilities
(Excluding deposit insurance and FDIC assessment)	$1,691,986	$1,726,062	$1,722,953	$3,239	$2,028	$1,985	0.77%		0.48%		0.46%

Net interest revenue as a % of average interest-earning assets (NIM)				$11,123	$10,219	$10,250	2.17%		1.95%		1.92%

NIR as a % of average interest-earning assets (NIM) (excluding deposit insurance and FDIC assessment)				$11,393	$10,559	$10,529	2.22%		2.02%		1.97%

2Q21 increase (decrease) from:							(25)	bps	(3)	bps

2Q21 increase (decrease) (excluding deposit insurance and FDIC assessment) from:							(25)	bps	(5)	bps

(1)	Interest revenue includes the taxable equivalent adjustments (based on the U.S. federal statutory tax rate of 21%) of $43 million for 2Q20, $53 million for 1Q21 and $51 million for 2Q21.
(2)	Citigroup average balances and interest rates include both domestic and international operations.
(3)	Monthly averages have been used by certain subsidiaries where daily averages are unavailable.
(4)	Average rate percentage is calculated as annualized interest over average volumes.
(5)	Second quarter of 2021 is preliminary.
(6)

Average volumes of securities borrowed or purchased under agreements to resell and securities loaned or sold under agreements to repurchase are reported net pursuant to FIN 41; the related interest excludes the impact of ASU 2013-01 (Topic 210).

(7)

Interest expense on trading account liabilities of ICG is reported as a reduction of interest revenue. Interest revenue and interest expense on cash collateral positions are reported in trading account assets and trading account liabilities, respectively.

(8)	Nonperforming loans are included in the average loan balances.
(9)	Excludes hybrid financial instruments with changes in fair value recorded in Principal transactions.

Reclassified to conform to the current period's presentation.

DEPOSITS

(In billions of dollars)

						2Q21 Increase/
	2Q	3Q	4Q	1Q	2Q	(Decrease) from
	2020	2020	2020	2021	2021	1Q21	2Q20

Global Consumer Banking
North America	$180.5	$186.0	$194.8	$204.0	$205.5	1%	14%
Latin America	21.5	22.2	25.8	24.0	24.2	1%	13%
Asia(1)	112.5	117.4	123.9	125.3	126.1	1%	12%
Total	314.5	325.6	344.5	353.3	355.8	1%	13%

ICG
North America	472.2	475.7	472.2	470.1	471.4	-	-
EMEA	211.6	218.3	217.9	232.1	231.9	-	10%
Latin America	39.7	43.3	44.2	45.2	45.5	1%	15%
Asia	184.9	187.5	190.0	190.9	197.8	4%	7%
Total	908.4	924.8	924.3	938.3	946.6	1%	4%

Corporate/Other	10.8	12.2	11.9	9.4	7.9	(16%)	(27%)

Total deposits - EOP	$1,233.7	$1,262.6	$1,280.7	$1,301.0	$1,310.3	1%	6%

Total deposits - average	$1,233.9	$1,267.8	$1,305.3	$1,304.0	$1,321.3	1%	7%

Foreign currency (FX) translation impact
Total EOP deposits - as reported	$1,233.7	$1,262.6	$1,280.7	$1,301.0	$1,310.3	1%	6%
Impact of FX translation(2)	21.8	13.2	(5.6)	4.3	-
Total EOP deposits - Ex-FX(2)	$1,255.5	$1,275.8	$1,275.1	$1,305.3	$1,310.3	-	4%

(1)	Asia GCB includes deposits of certain EMEA countries for all periods presented.
(2)	Reflects the impact of FX translation into U.S. dollars at the second quarter of 2021 exchange rates for all periods presented.

Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

Reclassified to conform to the current period's presentation.

EOP LOANS

(In billions of dollars)

						2Q21 Increase/
	2Q	3Q	4Q	1Q	2Q	(Decrease) from
	2020	2020	2020	2021	2021	1Q21	2Q20

Global Consumer Banking

North America
Credit cards	$128.0	$125.5	$130.4	$121.0	$124.8	3%	(3%)
Retail banking	53.1	53.1	52.7	50.9	49.7	(2%)	(6%)
Total	181.1	$178.6	$183.1	171.9	174.5	2%	(4%)

Latin America
Credit cards	4.2	$4.3	$4.8	4.3	4.4	2%	5%
Retail banking	9.0	9.2	9.8	9.1	9.1	-	1%
Total	13.2	$13.5	$14.6	13.4	13.5	1%	2%

Asia(1)
Credit cards	16.8	$16.8	$17.9	16.8	16.4	(2)%	(2%)
Retail banking	61.5	63.5	66.5	65.8	66.5	1%	8%
Total	78.3	$80.3	$84.4	82.6	82.9	-	6%

Total GCB consumer loans
Credit cards	149.0	$146.6	$153.1	142.1	145.6	2%	(2%)
Retail banking	123.6	125.8	129.0	125.8	125.3	-	1%
Total GCB	272.6	$272.4	$282.1	267.9	270.9	1%	(1%)

Total Corporate/Other - consumer	8.5	7.6	6.7	6.1	5.0	(18%)	(41%)
Total consumer loans	$281.1	$280.0	$288.8	$274.0	$275.9	1%	(2%)

Corporate loans - by region
North America	$202.8	$195.0	$197.2	$199.3	$203.8	2%	-
EMEA	88.1	86.4	87.9	88.9	90.2	1%	2%
Latin America	42.1	36.6	33.4	31.7	32.7	3%	(22%)
Asia	71.2	68.9	68.5	72.1	74.2	3%	4%
Total corporate loans	$404.2	$386.9	$387.0	392.0	$400.9	2%	(1%)

Corporate loans - by product
Corporate lending	170.3	$150.9	$138.8	134.8	128.6	(5%)	(24%)
Private bank	108.3	111.5	117.5	121.3	126.7	4%	17%
Treasury and trade solutions	71.8	68.2	71.4	70.8	75.6	7%	5%
Markets and securities services	53.8	56.3	59.3	65.1	70.0	8%	30%
Total corporate loans	404.2	$386.9	$387.0	392.0	400.9	2%	(1%)

Total loans	$685.3	$666.9	$675.9	$666.0	$676.8	2%	(1%)

Foreign currency (FX) translation impact
Total EOP loans - as reported	$685.3	$666.9	$675.9	$666.0	$676.8	2%	(1%)
Impact of FX translation(2)	13.1	7.8	(2.7)	1.9	-
Total EOP loans - Ex-FX(2)	$698.4	$674.7	$673.2	$667.9	$676.8	1%	(3%)

(1)	Asia GCB includes loans of certain EMEA countries for all periods presented.
(2)	Reflects the impact of FX translation into U.S. dollars at the second quarter of 2021 exchange rates for all periods presented.

Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

Reclassified to conform to the current period's presentation.

CONSUMER LOANS 90+ DAYS DELINQUENCIES AND RATIOS

BUSINESS VIEW

(In millions of dollars, except EOP loan amounts in billions)

						EOP Loans
	2Q	3Q	4Q	1Q	2Q	2Q
	2020	2020	2020	2021	2021	2021

Global Consumer Banking(2)
Total	$2,466	$1,976	$2,507	$2,175	$1,790	$270.9
Ratio	0.91%	0.73%	0.89%	0.81%	0.66%

Retail banking(2)
Total	$497	$497	$632	$598	$560	$125.3
Ratio	0.40%	0.40%	0.49%	0.48%	0.45%
North America(2)	$182	$211	$299	$263	$236	$49.7
Ratio	0.35%	0.40%	0.58%	0.52%	0.48%
Latin America	$121	$105	$130	$142	$127	$9.1
Ratio	1.34%	1.14%	1.33%	1.56%	1.40%
Asia(3)	$194	$181	$203	$193	$197	$66.5
Ratio	0.32%	0.29%	0.31%	0.29%	0.30%

Cards
Total	$1,969	$1,479	$1,875	$1,577	$1,230	$145.6
Ratio	1.32%	1.01%	1.22%	1.11%	0.84%
North America - Citi-branded(3)	$784	$574	$686	$590	$457	$82.1
Ratio	0.95%	0.71%	0.82%	0.75%	0.56%
North America - retail services(3)	$811	$557	$644	$591	$463	$42.7
Ratio	1.79%	1.25%	1.39%	1.39%	1.08%
Latin America(3)	$160	$106	$233	$173	$122	$4.4
Ratio	3.81%	2.47%	4.85%	4.02%	2.77%
Asia(4)	$214	$242	$312	$223	$188	$16.4
Ratio	1.27%	1.44%	1.74%	1.33%	1.15%

Corporate/Other - consumer(2)	$295	$278	$313	$277	$259	$5.0
Ratio	3.60%	3.86%	5.13%	4.86%	5.51%

Total Citigroup(2)	$2,761	$2,254	$2,820	$2,452	$2,049	$275.9
Ratio	0.99%	0.81%	0.98%	0.90%	0.75%

(1)	The ratio of 90+ days past due is calculated based on end-of-period loans, net of unearned income.
(2)

The 90+ days past due and related ratios for North America retail banking and Corporate/Other North America exclude U.S. mortgage loans that are guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies. See footnote 2 on page 9 and footnote 1 on page 17.

(3)

The decrease in loans 90+ days past due in North America and Latin America cards as of September 30, 2020, includes the impact of loan modifications that were implemented during the second quarter of 2020 related to various COVID-19 consumer relief programs.

(4)	Asia includes delinquency amounts, ratios and loans of certain EMEA countries for all periods presented.

Reclassified to conform to the current period's presentation.

CONSUMER LOANS 30-89 DAYS DELINQUENCIES AND RATIOS

BUSINESS VIEW

(In millions of dollars, except EOP loan amounts in billions)

						EOP Loans
	2Q	3Q	4Q	1Q	2Q	2Q
	2020	2020	2020	2021	2021	2021

Global Consumer Banking(2)
Total	$2,503	$2,398	$2,517	$2,003	$1,761	$270.9
Ratio	0.92%	0.88%	0.89%	0.75%	0.65%

Retail banking(2)
Total	$918	$786	$860	$662	$687	$125.3
Ratio	0.75%	0.63%	0.67%	0.53%	0.55%
North America(2)	$440	$378	$328	$220	$268	$49.7
Ratio	0.84%	0.72%	0.63%	0.44%	0.55%
Latin America	$151	$136	$220	$164	$134	$9.1
Ratio	1.68%	1.48%	2.24%	1.80%	1.47%
Asia(3)	$327	$272	$312	$278	$285	$66.5
Ratio	0.53%	0.43%	0.47%	0.42%	0.43%

Cards
Total(3)	$1,585	$1,612	$1,657	$1,341	$1,074	$145.6
Ratio	1.06%	1.10%	1.08%	0.94%	0.74%
North America - Citi-branded(3)	$594	$624	$589	$484	$355	$82.1
Ratio	0.72%	0.77%	0.70%	0.62%	0.43%
North America - retail services(3)	$611	$610	$639	$513	$415	$42.7
Ratio	1.35%	1.37%	1.38%	1.21%	0.97%
Latin America(3)	$111	$89	$170	$115	$82	$4.4
Ratio	2.64%	2.07%	3.54%	2.67%	1.86%
Asia(4)	$269	$289	$259	$229	$222	$16.4
Ratio	1.60%	1.72%	1.45%	1.36%	1.35%

Corporate/Other - consumer(2)	$261	$198	$179	$138	$111	$5.0
Ratio	3.18%	2.75%	2.93%	2.42%	2.36%

Total Citigroup(2)	$2,764	$2,596	$2,696	$2,141	$1,872	$275.9
Ratio	0.99%	0.93%	0.94%	0.78%	0.68%

(1)	The ratio of 30-89 days past due is calculated based on end-of-period loans, net of unearned income.
(2)

The 30-89 days past due and related ratios for North America retail banking and Corporate/Other North America exclude U.S. mortgage loans that are guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies. See footnote 2 on page 9 and footnote 1 on page 17.

(3)

The decrease in loans 30-89 days past due in North America and Latin America cards beginning at June 30, 2020, includes the impact of loan modifications that were implemented during the second quarter of 2020 related to various COVID-19 consumer relief programs.

(4)	Asia includes delinquency amounts, ratios and loans of certain EMEA countries for all periods presented.

Reclassified to conform to the current period's presentation.

ALLOWANCE FOR CREDIT LOSSES ON LOANS AND UNFUNDED LENDING COMMITMENTS

(In millions of dollars)

						2Q21 Increase/		YTD	YTD	YTD 2021 vs.
	2Q	3Q	4Q	1Q	2Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020 (1)	2020 (1)	2020	2021	2021	1Q21	2Q20	2020	2021	(Decrease)
Total Citigroup
Allowance for credit losses on loans (ACLL) at beginning of period	$20,380	$26,298	$26,426	$24,956	$21,638			$12,783	$24,956
Adjustments to opening balance
Financial instruments—credit losses (CECL)(1)	-	-	-	-	-			4,201	-
Variable post-charge-off third-party collection costs(2)	-	-	-	-	-			(443)	-
Adjusted ACLL at beginning of period	20,380	26,298	26,426	24,956	21,638	(13%)	6%	16,541	24,956	51%
Gross credit (losses) on loans	(2,528)	(2,367)	(1,889)	(2,208)	(1,844)	16%	27%	(5,007)	(4,052)	19%
Gross recoveries on loans	367	448	417	460	524	14%	43%	787	984	25%
Net credit (losses) / recoveries on loans (NCLs)	(2,161)	(1,919)	(1,472)	(1,748)	(1,320)	(24%)	(39%)	(4,220)	(3,068)	(27%)
Replenishment of NCLs	2,161	1,919	1,472	1,748	1,320	(24%)	(39%)	4,220	3,068	(27%)
Net reserve builds / (releases) for loans	5,195	164	(1,818)	(3,068)	(2,184)	29%	NM	9,289	(5,252)	NM
Net specific reserve builds / (releases) for loans	634	(152)	(30)	(159)	(262)	(65%)	NM	858	(421)	NM
Provision for credit losses on loans (PCLL)	7,990	1,931	(376)	(1,479)	(1,126)	24%	NM	14,367	(2,605)	NM
Other, net(3)(4)(5)(6)(7)(8)	89	116	378	(91)	46	NM	(48%)	(390)	(45)
ACLL at end of period (a)	$26,298	$26,426	$24,956	$21,638	$19,238			$26,298	$19,238

Allowance for credit losses on unfunded lending commitments (ACLUC)(9)(10) (a)	$1,859	$2,299	$2,655	$2,012	$2,073			$1,859	$2,073

Provision (release) for credit losses on unfunded lending commitments	$113	$424	$352	$(626)	$44			$670	$(582)

Total allowance for credit losses on loans, leases and unfunded lending commitments [sum of (a)]	$28,157	$28,725	$27,611	$23,650	$21,311			$28,157	$21,311

Total ACLL as a percentage of total loans(11)	3.87%	4.00%	3.73%	3.29%	2.88%

Consumer
ACLL at beginning of period	$16,929	$19,474	$19,488	$19,554	$17,554			$9,897	$19,554
Adjustments to opening balance
Financial instruments—credit losses (CECL)(1)	-	-	-	-	-			4,922	-
Variable post-charge-off third-party collection costs(2)	-	-	-	-	-			(443)	-
Adjusted ACLL at beginning of period	16,929	19,474	19,488	19,554	17,554	(10%)	4%	14,376	19,554	36%

NCLs	(1,837)	(1,594)	(1,262)	(1,562)	(1,231)	(21%)	(33%)	(3,769)	(2,793)	(26%)
Replenishment of NCLs	1,837	1,594	1,262	1,562	1,231	(21%)	(33%)	3,769	2,793	(26%)
Net reserve builds / (releases) for loans	2,312	(103)	(289)	(1,795)	(1,364)	24%	NM	5,138	(3,159)	NM
Net specific reserve builds / (releases) for loans	148	9	61	(121)	(132)	(9%)	NM	324	(253)	NM
Provision for credit losses on loans (PCLL)	4,297	1,500	1,034	(354)	(265)	25%	NM	9,231	(619)	NM
Other, net (3)(4)(5)(6)(7)(8)	85	108	294	(84)	53	NM	(38%)	(364)	(31)	91%
ACLL at end of period (b)	$19,474	$19,488	$19,554	$17,554	$16,111			$19,474	$16,111

Consumer ACLUC(9) (b)	$-	$-	$1	$1	$2			$-	$2

Provision (release) for credit losses on unfunded lending commitments	$-	$5	$1	$-	$1			$(1)	$1

Total allowance for credit losses on loans, leases and unfunded lending commitments [sum of (b)]	$19,474	$19,488	$19,555	$17,555	$16,113			$19,474	$16,113

Consumer ACLL as a percentage of total consumer loans	6.93%	6.96%	6.77%	6.41%	5.84%

Corporate
ACLL at beginning of period	$3,451	$6,824	$6,938	$5,402	$4,084			$2,886	$5,402
Adjustment to opening balance for CECL adoption(1)	-	-	-	-	-			(721)	-
Adjusted ACLL at beginning of period	3,451	6,824	6,938	5,402	4,084	(24%)	18%	2,165	5,402	NM

NCLs	(324)	(325)	(210)	(186)	(89)	(52%)	(73%)	(451)	(275)	(39%)
Replenishment of NCLs	324	325	210	186	89	(52%)	(73%)	451	275	(39%)
Net reserve builds / (releases) for loans	2,883	267	(1,529)	(1,273)	(820)	36%	NM	4,151	(2,093)	NM
Net specific reserve builds / (releases) for loans	486	(161)	(91)	(38)	(130)	NM	NM	534	(168)	NM
Provision for credit losses on loans (PCLL)	3,693	431	(1,410)	(1,125)	(861)	23%	NM	5,136	(1,986)	NM
Other, net(3)	4	8	84	(7)	(7)			(26)	(14)
ACLL at end of period (c)	$6,824	$6,938	$5,402	$4,084	$3,127			$6,824	$3,127

Corporate ACLUC (9)(10) (c)	$1,859	$2,299	$2,654	$2,011	$2,071			$1,859	$2,071

Provision (release) for credit losses on unfunded lending commitments	$113	$419	$351	$(626)	$43			$671	$(583)

Total allowance for credit losses on loans, leases and unfunded lending commitments [sum of (c)]	$8,683	$9,237	$8,056	$6,095	$5,198			$8,683	$5,198

Corporate ACLL as a percentage of total corporate loans(11)	1.71%	1.82%	1.42%	1.06%	0.80%

Footnotes to this table are on the following page (page 24).

ALLOWANCE FOR CREDIT LOSSES ON LOANS AND UNFUNDED LENDING COMMITMENTS

The following footnotes relate to the table on the preceding page (page 23):

(1)

On January 1, 2020, Citi adopted Accounting Standards Update (ASU) No. 2016-13, Financial Instruments – Credit Losses (CECL) (Topic 326). The ASU introduces a new credit loss methodology requiring earlier recognition of credit losses while also providing additional transparency about credit risk. On January 1, 2020, Citi recorded a $4.1 billion, or an approximate 29%, pretax increase in the Allowance for credit losses, along with a $3.1 billion after-tax decrease in Retained earnings and a deferred tax asset increase of $1.0 billion. This transition impact reflects (i) a $4.9 billion build to the Allowance for credit losses for Citi’s consumer exposures, primarily driven by the impact on credit card receivables of longer estimated tenors under the CECL lifetime expected credit loss methodology compared to shorter estimated tenors under the probable loss methodology under prior U.S. GAAP, net of recoveries; and (ii) a release of $0.8 billion of reserves related to Citi’s corporate net loan loss exposures, largely due to more precise contractual maturities that result in shorter remaining tenors, incorporation of recoveries and use of more specific historical loss data based on an increase in portfolio segmentation across industries and geographies.

Attribution of the allowance is made for analytical purposes only, and the entire allowance is available to absorb losses in the portfolios.

The balances on page 23 do not include approximately $0.2 billion of allowance for HTM debt securities and other assets at June 30, 2021.

(2)	See footnote 1 on page 1.
(3)

Includes all adjustments to the allowance for credit losses, such as changes in the allowance from acquisitions, dispositions, securitizations, foreign currency translation (FX translation), purchase accounting adjustments, etc.

(4)	2Q20 consumer includes an increase of approximately $86 million related to FX translation. The corporate allowance is predominantly sourced in U.S. dollars.
(5)	3Q20 consumer includes an increase of approximately $108 million related to FX translation. The corporate allowance is predominantly sourced in U.S. dollars.
(6)	4Q20 consumer includes an increase of approximately $292 million related to FX translation.
(7)	1Q21 consumer includes a decrease of approximately $84 million related to FX translation.
(8)	2Q21 consumer includes an increase of approximately $53 million related to FX translation.
(9)	Represents additional credit reserves recorded as other liabilities on the Consolidated Balance Sheet.
(10)

The June 30, 2020 corporate ACLUC includes a non-provision transfer of $68 million, representing reserves on performance guarantees as of March 31, 2020. The reserves on these contracts were reclassified out of the allowance for credit losses on unfunded lending commitments and into other liabilities as of June 30, 2020.

(11)

June 30, 2020, September 30, 2020, December 31, 2020, March 31, 2021 and June 30, 2021 exclude $5.8 billion, $5.5 billion, $7.1 billion,$7.5 billion and $7.7 billion, respectively, of loans that are carried at fair value.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

COMPONENTS OF PROVISION FOR CREDIT LOSSES ON LOANS

(In millions of dollars)

						2Q21 Increase/		YTD	YTD	YTD 2021 vs.
	2Q	3Q	4Q	1Q	2Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020(1)	2020(1)	2020	2021	2021	1Q21	2Q20	2020	2021	(Decrease)

Global Consumer Banking
Net credit losses	$1,842	$1,598	$1,272	$1,580	$1,253	(21%)	(32%)	$3,776	$2,833	(25%)
Credit reserve build / (release)	2,299	34	(193)	(1,806)	(1,398)	23%	NM	5,110	(3,204)	NM
North America
Net credit losses	1,448	1,182	870	950	817	(14%)	(44%)	2,938	1,767	(40%)
Credit reserve build / (release)	1,839	(10)	(85)	(1,417)	(915)	35%	NM	4,210	(2,332)	NM
Retail Banking
Net credit losses	33	31	31	26	24	(8%)	(27%)	70	50	(29%)
Credit reserve build / (release)	179	(17)	(38)	(117)	(75)	36%	NM	357	(192)	NM
Citi-Branded Cards
Net credit losses	780	647	500	551	467	(15%)	(40%)	1,561	1,018	(35%)
Credit reserve build / (release)	1,310	49	(39)	(699)	(564)	19%	NM	2,597	(1,263)	NM
Citi Retail Services
Net credit losses	635	504	339	373	326	(13%)	(49%)	1,307	699	(47%)
Credit reserve build / (release)	350	(42)	(8)	(601)	(276)	54%	NM	1,256	(877)	NM
Latin America
Net credit losses	205	228	162	365	250	(32%)	22%	476	615	29%
Credit reserve build / (release)	209	(66)	(83)	(163)	(423)	NM	NM	465	(586)	NM
Retail Banking
Net credit losses	92	90	68	168	99	(41%)	8%	219	267	22%
Credit reserve build / (release)	133	(41)	(73)	(106)	(198)	(87%)	NM	251	(304)	NM
Citi-Branded Cards
Net credit losses	113	138	94	197	151	(23%)	34%	257	348	35%
Credit reserve build / (release)	76	(25)	(10)	(57)	(225)	NM	NM	214	(282)	NM
Asia(2)
Net credit losses	189	188	240	265	186	(30%)	(2%)	362	451	25%
Credit reserve build / (release)	251	110	(25)	(226)	(60)	73%	NM	435	(286)	NM
Retail Banking
Net credit losses	75	69	86	80	70	(13%)	(7%)	141	150	6%
Credit reserve build / (release)	76	37	(4)	(60)	(20)	67%	NM	177	(80)	NM
Citi-Branded Cards
Net credit losses	114	119	154	185	116	(37%)	2%	221	301	36%
Credit reserve build / (release)	175	73	(21)	(166)	(40)	76%	NM	258	(206)	NM

Institutional Clients Group
Net credit losses	324	326	210	186	89	(52%)	(73%)	451	275	(39%)
Credit reserve build / (release)	3,370	106	(1,620)	(1,312)	(949)	28%	NM	4,686	(2,261)	NM

Corporate / Other
Net credit losses	(5)	(5)	(10)	(18)	(22)	(22%)	NM	(7)	(40)	NM
Credit reserve build / (release)	160	(128)	(35)	(109)	(99)	9%	NM	351	(208)	NM

Total provision for credit losses on loans	$7,990	$1,931	$(376)	$(1,479)	$(1,126)	24%	NM	$14,367	$(2,605)	NM

(1)	See footnote 1 on page 1.
(2)	Asia GCB includes NCLs and credit reserve builds (releases) for certain EMEA countries for all periods presented.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

NON-ACCRUAL ASSETS

(In millions of dollars)

						2Q21 Increase/
	2Q	3Q	4Q	1Q	2Q	(Decrease) from
	2020	2020	2020	2021	2021	1Q21	2Q20

Non-accrual loans(1)
Corporate non-accrual loans by region
North America	$2,466	$2,018	$1,928	$1,566	$1,154	(26%)	(53%)
EMEA	812	720	661	591	480	(19%)	(41%)
Latin America	585	609	719	739	767	4%	31%
Asia	153	237	219	210	175	(17%)	14%
Total	$4,016	$3,584	$3,527	$3,106	$2,576	(17%)	(36%)

Consumer non-accrual loans by region(1)
North America	$928	$934	$1,059	$961	$879	(9%)	(5%)
Latin America	608	493	774	720	612	(15%)	1%
Asia(2)	293	263	308	303	315	4%	8%
Total	$1,829	$1,690	$2,141	$1,984	$1,806	(9%)	(1%)

Other real estate owned (OREO)(3)
Institutional Clients Group	$17	$13	$11	$10	$6	(40%)	(65%)
Global Consumer Banking	4	11	10	13	7	(46%)	75%
Corporate/Other	23	18	22	20	20	-	(13%)
Total	$44	$42	$43	$43	$33	(23%)	(25%)

OREO by region
North America	$32	$22	$19	$14	$12	(14%)	(63%)
EMEA	-	-	-	-	-	-	-
Latin America	6	8	7	10	11	10%	83%
Asia	6	12	17	19	10	(47%)	67%
Total	$44	$42	$43	$43	$33	(23%)	(25%)

Non-accrual assets (NAA)(4)
Corporate non-accrual loans	$4,016	$3,584	$3,527	$3,106	$2,576	(17%)	(36%)
Consumer non-accrual loans	1,829	1,690	2,141	1,984	1,806	(9%)	(1%)
Non-accrual loans (NAL)	5,845	5,274	5,668	5,090	4,382	(14%)	(25%)
OREO	44	42	43	43	33	(23%)	(25%)
Non-Accrual Assets (NAA)	$5,889	$5,316	$5,711	$5,133	$4,415	(14%)	(25%)

NAL as a percentage of total loans	0.85%	0.79%	0.84%	0.76%	0.65%
NAA as a percentage of total assets	0.26%	0.24%	0.25%	0.22%	0.19%

Allowance for loan losses as a percentage of NAL	450%	501%	440%	425%	439%

(1)

Corporate loans are placed on non-accrual status based upon a review by Citigroup's risk officers. Corporate non-accrual loans may still be current on interest payments. With limited exceptions, the following practices are applied for consumer loans: consumer loans, excluding credit cards and mortgages, are placed on non-accrual status at 90 days past due, and are charged off at 120 days past due; residential mortgage loans are placed on non-accrual status at 90 days past due and written down to net realizable value at 180 days past due. Consistent with industry conventions, Citigroup generally accrues interest on credit card loans until such loans are charged off, which typically occurs at 180 days contractual delinquency. As such, the non-accrual loan disclosures do not include credit card loans. The balances above represent non-accrual loans within Consumer Loans and Corporate Loans on the Consolidated Balance Sheet.

(2)	Asia GCB includes balances for certain EMEA countries for all periods presented.
(3)

Represents the carrying value of all property acquired by foreclosure or other legal proceedings when Citigroup has taken possession of the collateral. Also includes former premises and property for use that is no longer contemplated.

(4)	There is no industry-wide definition of non-accrual assets. As such, analysis against the industry is not always comparable.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

CITIGROUP

CET1 CAPITAL AND SUPPLEMENTARY LEVERAGE RATIOS, TANGIBLE COMMON EQUITY, BOOK VALUE PER

SHARE AND TANGIBLE BOOK VALUE PER SHARE

(In millions of dollars or shares, except per share amounts and ratios)

	June 30,	September 30,	December 31,	March 31,	June 30,
Common Equity Tier 1 Capital Ratio and Components(1)	2020(2)	2020(2)	2020	2021	2021(3)
Citigroup common stockholders' equity(4)	$173,877	$176,047	$180,118	$182,402	$184,289
Add: qualifying noncontrolling interests	145	141	141	132	138
Regulatory capital adjustments and deductions:
Add:
CECL transition and 25% provision deferral(5)	5,503	5,638	5,348	4,359	3,774
Less:
Accumulated net unrealized gains (losses) on cash flow hedges, net of tax	2,094	1,859	1,593	1,037	864
Cumulative unrealized net gain (loss) related to changes in fair value of financial liabilities attributable to own creditworthiness, net of tax	393	29	(1,109)	(1,172)	(1,258)
Intangible assets:
Goodwill, net of related deferred tax liabilities (DTLs)(6)	20,275	20,522	21,124	20,854	20,999
Identifiable intangible assets other than mortgage servicing rights (MSRs), net of related DTLs	3,866	4,248	4,166	4,054	3,986
Defined benefit pension plan net assets; other	960	949	921	1,485	1,816
Deferred tax assets (DTAs) arising from net operating loss, foreign tax credit and general business credit carry-forwards	12,315	12,061	11,638	11,691	11,192
Common Equity Tier 1 Capital (CET1)	$139,622	$142,158	$147,274	$148,944	$150,602
Risk-Weighted Assets (RWA)(5)	$1,213,940	$1,219,054	$1,255,284	$1,263,926	$1,269,434
Common Equity Tier 1 Capital ratio (CET1/RWA)	11.50%	11.66%	11.73%	11.78%	11.9%

Supplementary Leverage Ratio and Components

Common Equity Tier 1 Capital (CET1)(5)	$139,622	$142,158	$147,274	$148,944	$150,602
Additional Tier 1 Capital (AT1)(7)	17,988	18,153	19,779	21,540	19,259
Total Tier 1 Capital (T1C) (CET1 + AT1)	$157,610	$160,311	$167,053	$170,484	$169,861
Total Leverage Exposure (TLE)(5)(8)	$2,374,170	$2,349,620	$2,386,881	$2,450,412	$2,902,562
Supplementary Leverage ratio (T1C/TLE)	6.64%	6.82%	7.00%	6.96%	5.9%

Tangible Common Equity, Book Value Per Share and Tangible Book Value Per Share
Common stockholders' equity	$173,726	$175,896	$179,962	$182,269	$184,164
Less:
Goodwill	21,399	21,624	22,162	21,905	22,060
Intangible assets (other than MSRs)	4,106	4,470	4,411	4,308	4,268
Tangible common equity (TCE)	$148,221	$149,802	$153,389	$156,056	$157,836
Common shares outstanding (CSO)	2,081.9	2,082.0	2,082.1	2,067.0	2,026.8
Book value per share (common equity/CSO)	$83.45	$84.48	$86.43	$88.18	$90.86
Tangible book value per share (TCE/CSO)	$71.20	$71.95	$73.67	$75.50	$77.87

(1)	See footnote 5 on page 1.
(2)	See footnote 1 on page 1.
(3)	Preliminary.
(4)	Excludes issuance costs related to outstanding preferred stock in accordance with Federal Reserve Board regulatory reporting requirements.
(5)	See footnote 6 on page 1.
(6)	Includes goodwill “embedded” in the valuation of significant common stock investments in unconsolidated financial institutions.
(7)	Additional Tier 1 Capital primarily includes qualifying noncumulative perpetual preferred stock and qualifying trust preferred securities.
(8)

Commencing with the second quarter of 2020 and continuing through the first quarter of 2021, Citigroup's TLE temporarily excluded U.S. Treasuries and deposits at Federal Reserve banks. For additional information, please refer to the "Capital Resources" section of Citigroup's 2020 Form 10-K.

Reclassified to conform to the current period's presentation.